Exhibit 10.6
LEASE
BY AND BETWEEN
SHORELINE PARK, LLC,
a Delaware limited liability company
as Landlord
and
CONCENTRIC MEDICAL, INC.
A Delaware corporation
as Tenant
For Premises located at
1380 Shorebird Way, Mountain View, California

LEASE
          This Lease is dated as of the lease reference date specified in Section A of the Summary of Basic Lease Terms and is made by and between the party identified as Landlord in Section B of the Summary and the party identified as Tenant in Section C of the Summary.
SUMMARY OF BASIC LEASE TERMS

SECTION
(LEASE REFERENCE)	TERMS
A. (Introduction)	Lease Reference Date:	August 28, 2002

B. (Introduction)	Landlord:	Shoreline Park, LLC a Delaware limited liability company

C. (Introduction)	Tenant:	CONCENTRIC MEDICAL, INC. a Delaware corporation

D. (§ 1.20)	Premises:	That area consisting of approximately 21,788 square feet of gross rentable area the address of which is 1380 Shorebird Way, Mountain View, California, and which is located within the Building as shown on Exhibit A. The gross leasable area of the Premises shall be deemed the actual gross leasable area of the Premises.

E. (§1.21)	Project:	The Building, the parcel(s) of land upon which the Building is located and the other improvements located on said land, all as outlined on Exhibit A.

F. (§ 1.7)	Building:	The building in which the Premises are located having an address of 1380 Shorebird Way, Mountain View, California, and containing approximately 21,788 gross rentable square feet. The gross rentable area of the Building referred to above shall be deemed the actual gross rentable area in the Building.

G. (§ 1.28)	Tenant’s Share:	100% of the Building (i.e., 21,788 square feet in the Premises divided by 21,788 square feet in the Building).

H. (§4.5)	Tenant’s Allocated Parking Stalls: 79 parking spaces based on the ratio of 3.64 parking spaces for each 1,000 square feet of gross leasable area in the Premises. See Section 4.5 for additional parking provisions.

I.	Scheduled Commencement Date: November 1, 2002

J.	Lease Term: 38 calendar months commencing on the Commencement Date hereinafter defined). If the Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement Date occurs plus the first full calendar month thereafter; provided, however, that the inclusion of any partial month in the first full calendar month shall not entitle Tenant to any additional free rent during the Rent Abatement Period (as defined below).

K.	Base Monthly Rent:
(§ 3.1)

Months
(following Commencement Date)	Base Monthly Rent
1 – 2 (“Rent Abatement Period”)	$-0-
3 – 12	$25,056.20
13 – 24	$25,807.89
25 – 38	$26,582.12

The Rent Abatement Period will consist of the first two calendar months if the Commencement Date occurs on the first day of a calendar month; otherwise the Rent Abatement Period will consist of the first 60 days from and after the Commencement Date if the Commencement Date is other than the first day of a calendar month. Tenant will not be entitled to any abatement of Base Monthly Rent or Additional Rent if Tenant is in default of this Lease at the time the applicable abatement is scheduled to occur until the same is cured within the applicable time provided in this Lease.

L. (§ 3.3)	Prepaid Rent: $25,056.20 plus Tenant’s Share of Common Operating Expenses due in the first month following the end of the Rent Abatement Period.

M. (§ 3.5)	Security Deposit: $159,492.72, which may be in the form of a Letter of Credit as provided in Section 3.5A and Section 3.5B hereof.

N. (§ 4.1)	Permitted Use: General office, research and development (including “clean room” facilities) and other uses incidental thereto.

O. (§ 5.2)	Permitted Tenant’s Alterations limit: $25,000.00

P. (§ 9.1)	Tenant’s Liability Insurance Minimum: $3,000,000.00.

Q. (§ 1.3)	Landlord’s Address:	Divco West Group, LLC 100 Park Center Plaza, Suite 425
San Jose, California 95113
Attn.: Property Manager

	With a copy to:	Divco West Group, LLC
150 Almaden Blvd., Suite 700
San Jose, CA 95113
Attn.: Asset Manager

R.	Tenant’s Address:	Prior to the Commencement Date:
Concentric Medical, Inc.
2585 Leghorn Street
Mountain View, CA 94043

	With a copy to:	From and After the Commencement Date:
Concentric Medical, Inc.
1380 Shorebird Way
Mountain View, CA 94043

S. (§15.13)	Retained Real Estate Brokers: Craig L. Fordyce and Michael L. Rosendin of Colliers International representing Landlord and Tom Sweeney and Lori Viviani of Wayne Mascia Associates representing Tenant

T. (§ 1.16)	Lease: This Lease includes the summary of the Basic Lease Terms, the Lease, and the following exhibits and addenda:

Exhibit A — Project Site Plan and Outline of the Premises Exhibit B — Work Letter for Tenant Improvements Exhibit C — Acceptance Agreement Exhibit D — Hazardous Material Certificate
     The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.
ARTICLE 1 DEFINITIONS
     1.1 General: Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.
     1.2 Additional Rent: The term “Additional Rent” is defined in Section 3.2.
     1.3 Address for Notices: The term “Address for Notices” shall mean the addresses set forth in Sections Q and R of the Summary; provided, however, that after the Commencement Date, Tenant’s Address for Notices shall be the address of the Premises.
     1.4 Agents: The term “Agents” shall mean the following: (i) with respect to Landlord, the employees and agents of Landlord; and (ii) with respect to Tenant, the employees, contractors, agents and invitees of Tenant and Tenant’s subtenants and their respective agents, employees, contractors, and invitees.
     1.5 Agreed Interest Rate: The term “Agreed Interest Rate” shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) 5% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law, not to exceed 10% per annum.
     1.6 Base Monthly Rent: The term “Base Monthly Rent” means the fixed monthly rent payable by Tenant pursuant to Section 3.1 which is specified in Section K of the Summary.
     1.7 Building: The term “Building” means the building in which the Premises are located which Building is identified in Section F of the Summary.
     1.8 Commencement Date: The term “Commencement Date” means the earlier of (i) the date the “Tenant Improvements” have been “Substantially Completed” (as such terms are defined in Exhibit B attached hereto) and possession of the Premises is delivered to Tenant, or (ii) such earlier date that Tenant accepts possession of the Premises. If there is any delay in “Substantially Completing” (as defined in Exhibit B) the

Tenant Improvements due to a Tenant Delay, then the date under clause (i) above shall be deemed the date the Tenant Improvements would have been Substantially Completed but for such Tenant Delay.
     1.9 Common Area: The term “Common Area” shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.
     1.10 Common Operating Expenses: The term “Common Operating Expenses” is defined in Section 8.2.
     1.11 Effective Date: The term “Effective Date” means the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.
     1.12 Event of Tenant’s Default: The term “Event of Tenant’s Default” is defined in Section 13.1.
     1.13 Hazardous Materials: The terms “Hazardous Materials” and “Hazardous Materials Laws” are defined in Section 7.2F.
     1.14 Insured and Uninsured Peril: The terms “Insured Peril” and “Uninsured Peril” are defined in ¶11.2E.
     1.15 Law: The term “Law” means any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term, including, without limitation, any Hazardous Material Law (as defined in Section 7.2F) and the Americans with Disabilities Act, 42 U.S.C. §§ 12101 et. seq. and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto.
     1.16 Lease: The term “Lease” means the Summary and all elements of this Lease identified in Section T of the Summary, all of which are attached hereto and incorporated herein by this reference.
     1.17 Lease Term: The term “Lease Term” or “Term” means the term of this Lease which shall commence on the Commencement Date and continue for the period specified in Section J of the Summary.
     1.18 Lender: The term “Lender” means any beneficiary, mortgagee, secured party, lessor, or other holder of any Security Instrument.
     1.19 Permitted Use: The term “Permitted Use” means the use specified in Section N of the Summary.
     1.20 Premises: The term “Premises” means that building area described in Section D of the Summary that is within the Building.
     1.21 Project: The term “Project” means that real property and the improvements thereon which are specified in Section F of the Summary. Landlord reserves the right, in its sole and absolute discretion, to include such other buildings in the Project, to sell, transfer, assign or otherwise dispose of such other buildings or parcel in the Project and elect to remove such building and/or parcel from the Project; provided that Tenant’s costs are not materially increased and Tenant’s use of the Premises and appurtenant parking are not materially or adversely affected.

     1.22 Private Restrictions: The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date, or (ii) are recorded after the Effective Date and are approved by Tenant. Landlord represents and warrants that it has delivered to Tenant a copy of all Private Restrictions currently affecting the Premises.
     1.23 Real Property Taxes: The term “Real Property Taxes” or Taxes is defined in Section 8.3.
     1.24 Scheduled Commencement Date: The term “Scheduled Commencement Date” shall mean the date specified in Section I of the Summary.
     1.25 Security Instrument: The term “Security Instrument” means any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.
     1.26 Summary: The term “Summary” means the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.
     1.27 Tenant’s Alterations: The terms “Tenant’s Alterations” or “Tenant’s Alteration” or “Tenant Alteration” mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures.
     1.28 Tenant’s Share: The term “Tenant’s Share” shall mean the percentage obtained by dividing the gross rentable square footage of the Premises (as set forth in Section D of the Summary) by the gross rentable square footage of the Building, which as of the Effective Date is the percentage identified in Section G of the Summary.
     1.29 Trade Fixtures: The term “Trade Fixtures” shall mean (i) Tenant’s inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material structural injury to the Premises.
ARTICLE 2 DEMISE, CONSTRUCTION, AND ACCEPTANCE
     2.1 Demise of Premises: Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant’s own use in the conduct of Tenant’s business together with (i) the non-exclusive right to use the number of Tenant’s Allocated Parking Stalls within the Common Area (subject to the limitations set forth in Section 4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant’s use of the Premises.
     2.2 Commencement Date: On the Commencement Date Landlord shall deliver possession of the Premises to Tenant with the Tenant Improvements Substantially Complete and the Lease Term shall commence.
     2.3 Construction of Improvements: Landlord agrees to construct the Tenant Improvements in accordance with the terms of Exhibit B.
     2.4 Delivery and Acceptance of Possession: If Landlord is unable to deliver possession of the Premises to Tenant on or before the Scheduled Commencement Date for any reason whatsoever, then this Lease shall not be void or voidable except as provided in this paragraph, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding the foregoing, if Landlord does not deliver possession of the Premises to Tenant with the Tenant Improvements Substantially Completed within 90 days after the Scheduled Commencement Date (as such 90-day period shall be extended for “Force Majeure Delays” and “Tenant Delays” as such terms are defined in Exhibit B attached hereto), then Tenant (if the delay was not due to a Tenant Delay), Tenant shall have the right to terminate this Lease upon written notice to the Landlord within ten (10) days after receipt of written notice from Landlord that there will be a delay beyond such time period (provided that Landlord has not delivered possession of the Premises to Tenant with the Tenant Improvements Substantially Complete prior Tenant’s delivery of its termination notice). Tenant shall accept possession of the Premises on the Commencement Date, provided the Tenant Improvements have been Substantially Completed. Except for the Tenant Improvements to be completed by Landlord and as otherwise specifically provided herein and subject to Landlord’s maintenance, repair and restoration obligations under Articles 6, 11 and 12, Tenant agrees to accept possession of the Premises in its then existing condition, “as-is”. Subject to the warranties set forth in the Work Letter with respect to the Tenant Improvements, Tenant’s taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of the Premises except for defects in the Premises of which Tenant has given Landlord written notice within 90 days after the Commencement Date (which defects shall be repaired by Landlord at no additional charge to Tenant as soon as is commercially reasonable), and Landlord’s maintenance, repair and restoration obligations. Landlord’s obligation to repair such defects shall not include or apply to any damage caused by Tenant or any of Tenant’s Agents. At the time Landlord delivers possession of the Premises to Tenant with the Tenant Improvements Substantially Complete, Landlord and Tenant shall together execute an acceptance agreement in the form attached as Exhibit C, appropriately completed. The failure of Tenant to execute such Acceptance Agreement shall not extend or delay the Commencement Date and the Commencement Date shall be deemed the date specified in the Acceptance Agreement or other notice delivered by Landlord to Tenant.
     2.5 Early Occupancy: Landlord shall notify Tenant when the Premises are ready for Tenant’s fixturing or Tenant’s work, which shall be as soon as reasonably possible after the execution hereof, provided Landlord determines that such early entry will not adversely affect the construction of the Tenant Improvements. Tenant may thereupon enter the Premises for such purposes at its own risk, to make such improvements as Tenant shall have the right to make, to install fixtures, supplies, inventory and other property. Tenant agrees that it shall not interfere with the progress of Landlord’s work by such entry. Should such entry prove an impediment to the progress of Landlord’s work, in Landlord’s judgment, Landlord may demand that Tenant forthwith vacate the Premises until such time as Landlord’s work is complete, and Tenant shall immediately comply with this demand. During the course of such early occupancy, all applicable terms and conditions of this Lease shall be in effect, except those regarding the start of the Commencement Date, the obligation to pay Base Monthly Rent and Tenant’s Share of Common Operating Expenses, and the obligation to perform Tenant’s general maintenance obligations under Section 6.1.
ARTICLE 3 RENT
     3.1 Base Monthly Rent: Commencing on the Commencement Date (but subject to the Rent Abatement Period specified in Section K of the Summary) and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in Section K of the Summary.
     3.2 Additional Rent: Commencing on the Commencement Date (but subject to the Rent Abatement Period specified in Section K of the Summary) and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the “Additional Rent”): (i) any late charges or interest due Landlord pursuant to Section 3.4; (ii) Tenant’s Share of Common Operating Expenses as provided in Section 8.1; (iii) Landlord’s share of any Subrent received by Tenant upon certain assignments and sublettings as required by Section 14.1; (iv) any legal fees and costs due Landlord pursuant to Section 15.9; and (v) any other charges due Landlord pursuant to this Lease.

     3.3 Payment of Rent: Concurrently with the execution of this Lease by both parties, Tenant shall pay to Landlord the amount set forth in Section L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent due hereunder (subject to the Rent Abatement Period). The term “Rent” or “rent” shall mean Base Monthly Rent, Additional Rent and other sums required to be paid by Tenant under this Lease. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. If Section K of the Summary provides that the Base Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in Section 11.4 and Section 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in Section Q of the Summary, or at such other place as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and Tenant’s Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term.
     3.4 Late Charge, Interest and Quarterly Payments:
          (a) Late Charge. Tenant acknowledges that the late payment by Tenant of any installment of rent, or any other sum of money required to be paid by Tenant under this Lease, will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, attorneys’ fees, administrative and collection costs, and processing and accounting expenses and other costs and expenses necessary and incidental thereto. If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant when such payment is due, then Tenant shall immediately pay to Landlord a late charge equal to 5% of such delinquent rent as liquidated damages for Tenant’s failure to make timely payment; provided, however, that Landlord agrees that Tenant shall not have to pay such late charge if it makes its payment in full within five (5) days after receipt of written notice from Landlord, except that this notice and cure period shall only be applicable for the first two times each calendar year that Tenant fails to pay any monthly Base Monthly Rent or any Additional Rent when due. If Landlord has provided two notices of a late payment or default during a calendar year, Landlord shall not be obligated to provide any notice thereafter for the remainder of such calendar year and such late charge shall be due if payment is not made when due without any grace period or notice. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to Section 13.2B.
          (b) Interest. If any Base Monthy Rent or Additional Rent remains delinquent for a period in excess of ten (10) days after written notice then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid; provided, however, that Landlord will only have to provide this notice and cure period two times each calendar year that Tenant fails to pay any Base Monthly Rent or any Additional Rent when due. If Landlord has provided two notices of a late payment or default during a calendar year, Landlord shall not be obligated to provide any notice thereafter for the remainder of such calendar year and such interest shall be due if payment is not made within ten (10) days after the date such payment is due without any notice or additional grace period.
          (c) Quarterly Payments. If Tenant during any calendar year shall be more than ten (10) days delinquent in the payment of any rent or other amount payable by Tenant hereunder on three (3) or more occasions, then, notwithstanding anything herein to the contrary, Landlord may, by written notice to Tenant, elect to require Tenant to pay all Base Monthly Rent and Additional Rent quarterly in advance. Such right shall be in addition to and not in lieu of any other right or remedy available to Landlord hereunder or at law on account of Tenant’s default hereunder

     3.5 Security Deposit: On the Effective Date, Tenant shall deposit with Landlord the amount set forth in Section M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the “Security Deposit”). Landlord may from time to time apply such portion of the Security Deposit as is reasonably necessary for the following purposes: (i) to remedy any Event of Tenant’s Default in the payment of rent; and (ii) to remedy any other Event of Tenant’s Default to the extent permitted by Law and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord within ten (10) days after its receipt of written demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord shall pay the Security Deposit to any transferee of Landlord’s interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.
          A. Letter of Credit Security Deposit. In lieu of depositing cash for the full amount of the Security Deposit, Tenant shall have the right to deposit a letter of credit for the full amount of the Security Deposit. Said letter of credit shall be in the form of an irrevocable, unconditional and clean standby letter of credit and otherwise in the form set forth below (the “Letter of Credit”). The term Security Deposit shall mean the cash portion of the Security Deposit and the Letter of Credit.
          B. Form of Letter of Credit. The Letter of Credit shall be issued by a national bank acceptable to Landlord in its reasonable discretion, with offices in the San Francisco Bay Area that will accept and pay on any draw on the Letter of Credit. The Letter of Credit shall be issued for a term of at least one year and shall be automatically renewable for one year successive periods (with a term during the last year of the Lease Term of at least 30 days following the expiration of the Lease Term) unless the issuing bank provides at least 30 days prior written notice to Landlord that the Letter of Credit will not be renewed, and shall be in a form and with such content reasonably acceptable to Landlord. Any Letter of Credit that Tenant delivers to Landlord in replacement of an existing Letter of Credit shall be in an amount equal to the replaced Letter of Credit (prior to any draws) so that the cash and Letter of Credit together equal the amount of the Security Deposit specified in this Lease. Any such replacement Letter of Credit shall be delivered to and received by Landlord no later than thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect. The Letter of Credit shall expressly permit full and partial draws. The Letter of Credit shall designate Landlord as beneficiary and shall be transferable by beneficiary to any transferee, successor, and assign only in connection with an assignment of this Lease (including an assignment to any lender of Landlord) at no cost or expense to beneficiary. The Letter of Credit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Lease Term. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord in its sole and absolute discretion.
               (1) Draw Documents. The Letter of Credit shall provide that it may be drawn by Landlord (or its assignee) upon presentation by Landlord to the issuing bank (at its offices in the San Francisco Bay Area) of a sight draft(s), together with a written statement executed by Landlord stating that the amount requested is due Landlord under this Lease. The amount of the draw requested by Landlord shall be payable by the bank without further inquiry or any other documentation or further action required of the bank, Landlord, or Tenant. All costs and expenses to obtain the Letter of Credit and all renewals shall be borne by Tenant.
               (2) Draws. If Tenant commits an Event of Tenant’s Default with respect to any provisions of this Lease, including but not limited to, the provisions relating to the payment of Rent, or if

Tenant fails to renew the Letter of Credit at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the Letter of Credit for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant’s default, or to compensate Landlord for all other losses or damages that Landlord may suffer by reason of Tenant’s default, including, without limitation, all losses and damages in connection with the termination of this Lease due such default by Tenant. If Tenant fails to deposit a replacement Letter of Credit or renew the expiring Letter of Credit, Landlord shall have the right to draw upon the expiring Letter of Credit for the full amount thereof and hold the same as Security Deposit; provided, however, that if Tenant provides a replacement Letter of Credit that meets the requirements of this section, Landlord shall promptly return to Tenant in cash that amount of the Letter of Credit that had been drawn upon by Landlord. If for any reason the Letter of Credit does not permit partial draws, then Landlord shall have the right to make a full draw on the Letter of Credit, notwithstanding that the full amount may not be required to cure any default by Tenant.
               (3) Restoration of Deposit. If the Letter of Credit is drawn upon by Landlord, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to amount required under this Lease. At all times the Security Deposit, whether in the form of cash and/or Letter of Credit, shall be in the amount specified in this Lease. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to use all or any part of the Letter of Credit or cash portion of the Security Deposit, and such use shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant shall not be entitled to any interest on the cash portion of the Security Deposit. The exercise of any rights of Landlord to the Security Deposit shall not constitute a waiver of nor relieve Tenant from any liability or obligation for any default by Tenant. If Landlord draws upon the entire amount of the Letter of Credit, Tenant may deliver a replacement Letter of Credit to Landlord, instead of depositing cash with Landlord, equal to the original amount of the Letter of Credit.
          C. Reduction for Performance. Landlord agrees to permit Tenant to reduce the amount of the Security Deposit to an amount equal to $26,582.12, provided that Tenant has satisfied the following conditions:
               (i) No Event of Tenant’s Default of any provision of this Lease exists at the time of the request or through the date of the scheduled reduction, but while a default exists during a cure period, there shall not be any reduction in the Security Deposit under this paragraph; and
               (ii) Tenant has obtained equity financing of at least seven million dollars ($7,000,000.00). Tenant covenants and agrees to provide any supporting information reasonably requested by Landlord to substantiate such equity financing.
     If Tenant satisfies the above conditions to Landlord’s reasonable satisfaction, then Tenant may, not less than (10) days after Landlord’s approval, either obtain and deliver a new or amended Letter of Credit to replace or amend, as the case may be, the then existing Letter of Credit, in an amount required under this section.
ARTICLE 4 USE OF PREMISES
     4.1 Limitation on Use: Tenant shall use the Premises solely for the Permitted Use specified in Section N of the Summary. There shall not be any change in use without the prior written consent of Landlord which will not be unreasonably withheld. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant’s Trade Fixtures and Tenant’s Alterations, and then only in a manner which has been first approved by Landlord in writing (which approval shall not be unreasonably withheld or delayed). Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning (“HVAC”) equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant’s use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord in the exercise of its sole (but not arbitrary) discretion, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a clean and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any over-the-counter sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.
     Landlord agrees that by the Commencement Date, the HVAC and electrical and plumbing systems for the Premises will be in good working condition. If during the Term Tenant shall desire to improve the electrical and/or mechanical systems in order to meet Tenant’s emerging business requirements, Landlord agrees not to unreasonably withhold or delay approval of Tenant’s request for such improvements; provided, however that the installation of such supplemental or additional electrical line or capacity or other system shall be done at Tenant’s sole cost and expense.
     4.2 Compliance with Regulations: Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant’s Alterations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease. Notwithstanding the foregoing, (i) as of the date possession of the Premises is delivered to Tenant, the Premises and the Building shall conform to all Laws requiring compliance as of such date, (ii) Tenant shall not be required to make any capital improvements to the structural parts of the Premises, or any capital improvements to the non-structural portions of the Premises which will cost more than $5,000.00 in the aggregate of all such capital improvements made during an applicable calendar year, to comply with any Laws, insurance company, board or underwriter’s requirements or legal requirements, applicable to the Premises, unless such compliance is necessitated by Tenant’s particular use of, or the manner in which it conducts its business in, or any Tenant’s Alterations made to, the Premises.
     4.3 Outside Areas: No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord in its sole but not arbitrary discretion for such use by Tenant.
     4.4 Signs: Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant may have its name on the door of the Premises and a monument sign, subject to the prior approval by Landlord in its reasonable discretion concerning the size, design and quality of the sign. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord’s sign criteria then in effect and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair.
     4.5 Parking: Tenant is allocated and shall have the non-exclusive right, at no additional charge for parking (other than for costs included as part of Common Operating Expenses and Real Property Taxes), to use not more than the number of Tenant’s Allocated Parking Stalls contained within the Project described in Section H of the Summary for its use and the use of Tenant’s Agents, the location of which may be designated from time to time by Landlord, but Landlord will not discriminate against Tenant in designating the areas where such parking may be located. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant’s Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord. Landlord will in no event oversubscribe the available parking at the Building or Project.
     4.6 Rules and Regulations: Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations.
ARTICLE 5 TRADE FIXTURES AND ALTERATIONS
     5.1 Trade Fixtures: Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises, except to the extent (a) any Trade Fixture will use, generate, store or dispose of any Hazardous Material in which case the prior written consent of Landlord in its sole but reasonable discretion shall be required before such Trade Fixture may be installed, or (b) any Trade Fixture will constitute a Tenant Alteration, in which case it shall be subject to the requirements set forth below for the construction of a Tenant Alteration. All Trade Fixtures shall remain Tenant’s property.
     5.2 Tenant’s Alterations: Construction by Tenant of a Tenant Alteration shall be governed by the following:
          A. Consent Required. Tenant shall not construct any Tenant’s Alterations or otherwise alter the Premises without Landlord’s prior written approval, which will not be unreasonably withheld unless such Tenant Alteration affects areas outside of the Premises or the exterior of the Building or the structural parts of the Building, in which case Landlord may withhold its consent in its sole and absolute discretion. Tenant shall be entitled, without Landlord’s prior approval, to make a Tenant Alteration (i) which does not affect the structural or exterior parts or roof or water tight character of the Building, (ii) does not affect or alter any areas outside of the Premises, and (iii) the reasonably estimated cost of which, plus the original cost of any part of the Premises removed or materially altered in connection with such Tenant’s Alterations, together do not exceed the Permitted Tenant Alterations Limit specified in Section O of the Summary per work of improvement. In the event Landlord’s approval for any Tenant’s Alterations is required, Tenant shall not construct the Tenant Alteration until Landlord has approved in writing the plans and specifications therefor, and such Tenant’s Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant’s Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws using new materials of good quality.
          B. Other Requirements. Tenant shall not commence construction of any Tenant’s Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days’ prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders’ risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance required to be carried pursuant to Article 9.
          C. Restoration. All Tenant’s Alterations (but not the initial Tenant Improvements) shall remain the property of Tenant during the Lease Term and may be removed at any time so long as Tenant repairs all damage caused by the removal and restores the Premises to their original condition (reasonable wear and tear excepted). At the expiration or sooner termination of the Lease Term, any of Tenant’s Alterations not removed by Tenant shall be surrendered to Landlord as part of the realty and shall then become Landlord’s property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord notifies Tenant in writing at the time Landlord approves of any such Tenant’s Alterations that such Tenant’s Alterations must be removed upon the termination of this Lease, then Tenant shall so remove such Tenant’s Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant’s Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Tenant’s Alterations in question; (ii) at the time Tenant requested Landlord’s approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Tenant Alteration at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Tenant’s Alterations at the expiration of the Lease Term.
     5.3 Alterations Required by Law: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant’s particular use or change of use of the Premises; (ii) Tenant’s application for any permit or governmental approval; or (iii) Tenant’s construction or installation of any Tenant’s Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord’s right to reimbursement from Tenant specified in Section 5.4).
     5.4 Amortization of Certain Capital Improvements: Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Building or exterior Common Areas of the Project: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Project as of the Effective Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project (but not in excess of the actual cost savings achieved as a result of such capital improvements during the Lease Term), and (iii) replacement of capital improvements to the non-structural portions of the Building (for purposes hereof, the nonstructural portions of the Building shall not include the foundation, load bearing and exterior walls, structural floors, floorslabs, footings, structural support columns and roof structure, but the roof membrane is considered a nonstructural part of the Building), or building service equipment when required because of normal wear and tear, except for capital improvements to expand the Common Areas (such as the construction of parking garage) or to construct an additional building or expand an existing building. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:
          A. Amortization Period. All costs paid by Landlord to construct such improvements (including financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.
          B. Payment. As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant’s Share of that portion of such monthly amortization payment fairly allocable to the Building (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.
          Notwithstanding the anything to the contrary in the Lease, if Landlord replaces the roof of the Building during the initial Lease Term, Landlord will not charge Tenant for the cost of such roof replacement.
     5.5 Mechanic’s Liens: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant’s Agents relating to the Project. If any claim of lien is recorded (except those caused by Landlord or Landlord’s Agents), Tenant shall bond against or discharge the same within 10 days after Tenant has received written notice from Landlord that the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.
     5.6 Taxes on Tenant’s Property: Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. Promptly upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.
ARTICLE 6 REPAIR AND MAINTENANCE
     6.1 Tenant’s Obligation to Maintain: Except as otherwise provided in Section 5.4, Section 6.2, Section 11.1, and Section 12.3, Tenant shall be responsible for the following during the Lease Term:
          A. General. Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the interior of the Premises and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all interior plumbing and sewage fixtures (including all sinks, toilets, faucets and drains); (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all interior electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and (v) any automatic fire extinguisher equipment in the Premises.

          B. Utilities and Glass. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises.
          C. Windows. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the interior of the Premises and exterior doors and windows caused by vandalism or any unauthorized entry. Tenant shall maintain continuously throughout the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises with a contractor reasonably approved by Landlord, which contract provides for the periodic washing of all such windows at least once every 90 days during the Lease Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days’ prior written notice to Landlord.
          D. HVAC. Tenant shall (i) maintain and repair (including, without limitation, replacing component parts) when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every 90 days during the Lease Term. If the HVAC unit(s) serving the Premises needs to be replaced due to normal wear and tear or if the repairs required to be made by Tenant exceed $1,000.00, Landlord agrees to perform the work for the repair or replacement of the HVAC unit(s) servicing the Premises as and when determined by Landlord in good faith where such work is not due to any negligence or willful misconduct of Tenant or any of Tenant’s Agents or due to any Tenant’s Alteration, and Tenant shall pay to Landlord the amortized portion of the cost for any such work in accordance with Section 5.4 of this Lease. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises, provided the costs for such maintenance service contract shall be customary for such service contracts for similar properties in the vicinity of the Project. Tenant shall furnish Landlord with a copy of such service contract, which shall provide that they may not be canceled or changed without at least 30 days’ prior written notice to Landlord.
          Prior to the Commencement Date, Landlord will have the HVAC equipment inspected by a HVAC service vendor (“HVAC Report”) and Landlord agrees to cause the work that is recommended in the HVAC Report for the HVAC equipment that services the Premises to be done by the Commencement Date and the cost thereof shall not be charged to Tenant.
          E. Standards. All repairs and replacements required of Tenant and Landlord shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant’s Alterations Limit, then Tenant shall first obtain Landlord’s written approval of the scope of the work, plans therefor, materials to be used, and the contractor.
     6.2 Landlord’s Obligation to Maintain: Landlord shall repair, maintain and operate the Common Area and repair and maintain the roof, exterior and structural parts of the building(s) located on the Project (including, without limitation, the load bearing and exterior walls, structural floors, floorslabs, foundation, footings, structural support columns, exterior pipes and conduit (including the exterior fire protection loop) to the point of entry into the buildings) so that the same are kept in good order and repair. Landlord shall also perform all repairs necessitated by the negligence or willful misconduct of Landlord or Landlord’s Agents or that are covered by Landlord’s warranties set forth in the Lease. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord.
     6.3 Control of Common Area: Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. The costs incurred by Landlord in connection with making such changes may be included in Common Operating Expenses to the extent permitted in Section 8.2 hereof. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the reasonable opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant’s use of the Premises or Tenant’s parking rights. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant’s Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.
ARTICLE 7 WASTE DISPOSAL AND UTILITIES
     7.1 Waste Disposal: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant’s sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.
     7.2 Hazardous Materials: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:
          A. Hazardous Materials Disclosure Certificate. Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate, in the form attached hereto as Exhibit D (the “Initial Hazardous Materials Certificate”). Tenant covenants, represents and warrants to Landlord that the information in the Initial Hazardous Materials Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, deliver to Landlord, an executed and updated Hazardous Materials Disclosure Certificate, substantially in the form attached hereto as Exhibit D (“the “Annual Hazardous Materials Certificate”) describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord.

          B. Hazardous Material Usage. Tenant shall not be entitled to use, store, generate, transport or dispose of any Hazardous Materials (herein referred to as “Hazardous Materials Usage”) on, in, or about any portion of the Premises and the Project without, in each instance, obtaining Landlord’s prior written consent thereto in its sole and absolute discretion; provided, however, that Landlord shall not withhold its consent to Tenant’s use of Hazardous Materials that are necessary for Tenant’s business so long as Tenant’s use thereof is in compliance with all Laws, including Hazardous Materials Laws, and Tenant implements measures to ensure that the Project will not be contaminated by Tenant’s use, storage, generation, transport or disposal of such hazardous Materials. Any such Hazardous Materials Usage may only be to the extent of the quantities of Hazardous Materials as specified in the then applicable Hazardous Material Disclosure Certificate as expressly approved by Landlord. Any Hazardous Material Usage of Hazardous Materials by Tenant and Tenant’s Agents after the Effective Date in or about the Project shall strictly comply with all applicable laws, including all Hazardous Materials Laws now or hereinafter enacted. Tenant agrees that any material changes to the type and/or quantities of Hazardous Materials specified in the most recent approved Hazardous Material Disclosure Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion (except as expressly provided above). Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises or Project for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion.
          C. Tests and Inspections. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises upon reasonable prior notice, except in case of emergency which shall require no prior notice, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 7.2 or to determine if Hazardous Materials are present in, on or about the Project, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas on an annual basis unless Landlord has reasonable cause to believe that Tenant is using Hazardous Materials prohibited by Law or this Lease. The cost of all such inspections, tests and investigations shall be borne by Landlord unless such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in Section 7.2.E. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant’s Representatives with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.
          D. Notice. Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises, Common Areas or Project; provided that Tenant has actual knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation or other Hazardous Material Usage of Hazardous Materials arising from or related to the acts or omissions of Tenant or Tenant’s Agents such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent in its sole and absolute discretion. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Hazardous Materials Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the other portions of the Project after the satisfactory completion of such work.
          E. Indemnity. Tenant shall indemnify, hold harmless, and, at Landlord’s option (with such attorneys as Landlord may reasonably approve in advance and in writing), defend Landlord and Landlord’s officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all “Losses” (hereinafter defined) arising from or related to: (a) any violation by Tenant or any of Tenant’s Agents of any of Laws, including, without limitation, Hazardous Materials Laws; (b) any breach of the provisions of this Section 7.2 or any subsection thereof by Tenant or any of Tenant’s Agents; or (c) any Hazardous Materials Usage on, about or from the Premises of any Hazardous Material approved by Landlord under this Lease. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Leased Premises or the Project, damages for the loss or restriction on use of any space or amenity within the Building or the Project, damages arising from any adverse impact on marketing space in the Project, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, reasonable attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. The foregoing indemnity will not be applicable for any Hazardous Materials Usage by Landlord or any other party other than Tenant or any of Tenant’s Agents, except for the release or disposal by a third party (other than Landlord) of any Hazardous Materials used, stored or generated in Tenant’s business at the Premises.
          F. Hazardous Material. As used herein, the term “Hazardous Material,” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government or under any Hazardous Material Law. The term “Hazardous Material,” includes, without limitation, petroleum products, asbestos, PCB’s, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response; Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term “Hazardous Material Law” shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.
          G. Representations of Landlord. To the actual knowledge of Landlord, except as may be disclosed that certain Phase I Environmental Site Assessment dated June 30, 2000, prepared by ARCADIS Geraghty & Miller, Inc. (the “Environmental Report”), a copy of which has been made available to Tenant, (a) no Hazardous Materials are present in violation of any applicable Hazardous Materials Law on the Project or the soil, surface water or groundwater thereof, (b) no underground storage tanks or asbestos containing building materials are present on the Premises, and (c) no action, proceeding, or claim is pending or threatened involving the Project concerning any Hazardous Materials or pursuant to any applicable Hazardous Materials Laws. Under no circumstance shall Tenant be liable for or indemnify Landlord from any losses, costs, claims, liabilities or damages (including attorneys’ and consultants’ fees) arising out of any Hazardous Materials present at any time on or about the Premises or Project, or the violation of any Hazardous Materials Laws, except to the extent that any of the foregoing actually results from the release, disposal, generation, storage or use of Hazardous Materials by Tenant or Tenant’s Agents.

          H. Survival. The obligations of Landlord and Tenant under this Section 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Section 7.2. In the event of any inconsistency between any other part of this Lease and this Section 7.2, the terms of this Section 7.2 shall control.
     7.3 Utilities: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service. If utility services to the Premises are discontinued for three (3) consecutive business days and (i) such discontinuance is caused by the negligence or willful misconduct of Landlord or any of its agents, employees or contractors, then Tenant shall be entitled to an abatement of Base Monthly Rent and Additional Rent in proportion to the extent to which the failure prevents Tenant from using the Premises for Tenant’s normal purposes, with such abatement to begin on the fourth (4th) business day after such occurrence and continuing until such failure has been cured; or (ii) as a result of such discontinuance, Tenant is prevented from conducting all or any portion of its business operations in the Premises, and the cause of such discontinuance is covered by any loss of rental or other similar insurance coverage that Landlord is then carrying with respect to the Building (it being understood that Landlord has no obligation to maintain such coverage), then Tenant shall be entitled to an abatement of Base Monthly Rent and Additional Rent equal to the insurance proceeds actually received by Landlord with respect to the Premises from the insurance carrier providing such insurance coverage.
     7.4 Compliance with Governmental Regulations: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.
ARTICLE 8 COMMON OPERATING EXPENSES
     8.1 Tenant’s Obligation to Reimburse: As Additional Rent, Tenant shall pay Tenant’s Share (specified in Section G of the Summary) of all Common Operating Expenses; including (a) all Common Operating Expenses paid with respect to the maintenance, repair, replacement and use of the Building, and (b) all Common Operating Expenses which relate to the Project (provided, however, if the Project contains more than one building, then Tenant shall pay Tenant’s Share of all Common Operating Expenses fairly allocable to the Building in general are not fairly allocable to any one building that is part of the Project). Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within 10 days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant’s Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following: (i) Landlord shall deliver to Tenant Landlord’s reasonable estimate of the Common Operating expenses it anticipates will be paid or incurred for the Landlord’s fiscal year in question; (ii) during such Landlord’s fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of Base Monthly Rent; and (iii) within 180 days after the end of each Landlord’s fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord’s fiscal year (the “Annual Reconciliation Statement”) and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Base Monthly Rent, as the case may require, within 30 days after delivery by Landlord to Tenant of said statement, so that Landlord shall receive the entire amount of Tenant’s Share of all Common Operating Expenses for such Landlord’s fiscal year and no more. The failure of Landlord to deliver of such annual reconciliation statement within said 180-day period under clause (iii) above shall not constitute a waiver or otherwise release a party from its obligation to make a payment or credit when such reconciliation is actually done. As provided in Section 8.2A below, Tenant shall have the right at its expense, to inspect Landlord’s books and records as they relate to Common Operating Expenses. Tenant may not withhold payment of such bill pending completion of such inspection. Landlord and Tenant shall each use their best efforts to cooperate with each other to resolve any discrepancies between Landlord and Tenant in the accounting of Common Operating Expenses.
          A. Inspection. Tenant shall have the right at its own expense to inspect the books and records of Landlord pertaining to Common Operating Expenses, once in any calendar year by any employee of Tenant or by a certified public accountant mutually acceptable to Landlord and Tenant (provided such certified public accountant charges for its service on an hourly basis and not based on a percentage of any recovery or similar incentive method) at reasonable times. Within 180 days after receipt of Landlord’s annual reconciliation, Tenant shall have the right, after at least ten (10) days prior written notice to Landlord, to inspect at the offices of Landlord or its property manager, the books and records of Landlord pertaining solely to the Common Operating Expenses for the immediately preceding calendar year covered in such annual reconciliation statement. All expenses of the inspection shall be borne by Tenant and must be completed within 30 days after commencement of the inspection. If Tenant’s inspection reveals a discrepancy in the comparative annual reconciliation statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within 30 days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within 30 days after Landlord’s receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an the independent certified public accounting firm approved by Tenant and Landlord (the “CPA Firm”), which approval shall not be unreasonably withheld or delayed. If the inspection by the CPA Firm shows that the actual amount of Common Operating Expenses payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall immediately pay Landlord the difference, if the inspection by the CPA Firm shows that the actual amount is less than the amount paid by Tenant, then the difference shall be applied in payment of the next estimated monthly installments of Common Operating Expenses owing by Tenant, or in the event such accounting occurs following the expiration of the Term hereof, such difference shall be refunded to Tenant. Tenant shall pay for the cost of the inspection by the CPA Firm, unless such inspection shows that Landlord overstated Common Operating Expenses by more than five percent (5%), in which case Landlord shall pay for the cost of the inspection by the CPA Firm.
     8.2 Common Operating Expenses Defined: The term “Common Operating Expenses” shall mean the total amounts paid or payable, whether by Landlord or others on behalf of Landlord, in connection with the ownership, maintenance, repair, and operations of the Building, the Common Areas and the Project, including without limitation, the following:
          A.    All costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and (ii) maintenance of the liability, fire, property damage, and other insurance covering the Project carried by Landlord pursuant to Section 9.2 (including the prepayment of premiums for coverage of up to one year, provided that Tenant shall not be responsible for any premiums relating to any time period for which Tenant is not obligated to pay its share of Common Operating Expenses hereunder); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions, subject to the provisions of Section 5.4; (vi) operating, maintaining, repairing, cleaning, painting, re-striping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; and (viii) providing security (provided, however, that Landlord shall not be obligated to provide security and if it does, Landlord may discontinue such service at any time and in any event Landlord shall not be responsible for any act or omission of any security personnel); and (ix) capital improvements as provided in Section 5.4 hereof;
          B. The following costs: (i) Real Property Taxes as defined in Section 8.3; (ii) the amount of any “deductible” paid by Landlord with respect to damage caused by any Insured Peril (Tenant’s Share of which shall in no event exceed $10,000 for each claim if the damage was caused by Tenant or any of Tenant’s Agents); and (iii) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by Section 8.2A that is fairly allocable to the Project;
          C. Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant’s Share of Common Operating Expenses shall not exceed the monthly rate of 3% of the Rent.
          D. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; provided, however, that Common Operating Expenses shall not include any of the following:
               (i) payments on any loans or ground leases affecting the Project;
               (ii) depreciation of any buildings or any major systems of building service equipment within the Project;
               (iii) leasing commissions;
               (iv) the cost of tenant improvements installed for the exclusive use of other tenants of the Project;
               (v) any cost incurred in complying with Hazardous Materials Laws or incurred in connection with the presence of any Hazardous Materials, except to the extent caused by the release or emission of the Hazardous Materials in question by Tenant, which subject is governed exclusively by Section 7.2;
               (vi) costs occasioned by the violation of any Laws by Landlord, any other occupant of the Project, or their respective agents, employees or contractors;
               (vii) costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain, except for Tenant’s obligation as provided in Section 8.2B above;
               (viii) costs to correct any construction defect in the structural parts of Premises or the Project or to comply with any Laws on the Commencement Date, except if such compliance work is required due to any Tenant Alteration or Tenant’s particular use or the manner in which it conducts its business therein;
               (ix) costs incurred in connection with negotiations or disputes with any other occupant of the Project and costs arising from the violation by Landlord or any occupant of the Project (other than Tenant) of the terms and conditions of any lease or other agreement;

               (x) costs of any improvement, alteration, addition, change, replacement, extraordinary repair, and any other item that under generally accepted accounting principles are properly classified as capital expenditures, except pursuant to Section 5.4 and 6.1;
               (xi) costs relating to the repair, maintenance and replacement of the structural elements of the Building or the Project, including, without limitation, exterior and load bearing walls, the roof structure (but not the roof membrane which may be included in Common Operating Expenses), the foundation, structural floors and columns;
               (xii) depreciation, amortization or other expense reserves other than reserves for expenses for anticipated expenses and which reserves are applied to Common Operating Expenses in said calendar year;
               (xiii) costs related to the alteration, repair, replacement or improvement of any building in the Project other than the Building;
               (xiv) advertising or promotional costs;
               (xv) costs for which Landlord has a right of and has received reimbursement from other tenants at the Project;
               (xvi) except for management fees, Landlord’s general overhead and any overhead or profit increment to any subsidiary or affiliate of Landlord for services on or to the Building, Common Areas, and/or the Project, to the extent that the cost of such service exceeds competitive costs for such services rendered by persons or entities of similar skill, competence and experience other than a subsidiary or affiliate of Landlord;
               (xvii) any costs or expenses representing any amount paid for services and materials to a (personal or business) related person, firm, or entity to the extent such amount exceeds the amount that would have been paid for such service or materials at the then existing market rates in the absence of such relationship;
               (xviii) compensation paid to any employee of Landlord above the grade of regional property manager/building superintendent, including officers and executives of Landlord; which are for services of the type above the type of service that would be typically performed by a building manager, property manager, or regional property manager regardless of the actual title of the person performing such service;
               (xix) amounts reimbursed or costs covered pursuant to contractor’s or manufacturer’s warranties or guarantees; provided that any charges for obtaining or maintaining such warranties or guarantees or enforcing warranty or guarantee claims shall be included in Common Operating Expenses, but Landlord shall not be obligated to commence any suit or arbitration proceeding to enforce or collect any such warranty or guarantee claims and if Landlord determines it is not reasonably prudent to pursue enforcement of such warranties or guaranties, Landlord will not be obligated to pursue such enforcement;
               (xx) the costs and expenses incurred in leasing equipment or systems that would ordinarily constitute a capital expenditure if such equipment or systems were purchased and which would customarily be purchased by other institutional owners of comparable property;

               (xxi) the costs of any work or service performed for any building other than the building;
               (xxii) interest or penalties due to the late payment of taxes, utility bills or other such costs; and
               (xxiii) any cost for overtime or other expenses to Landlord in curing defaults.
     Common Operating Expenses for any calendar year shall be calculated on the basis of the greater of (i) actual Common Operating Expenses; or (ii) as if the Building were at least ninety-five percent (95%) leased and occupied for the whole year, in order for there to be a proper adjustment to consider variable costs included within Common Operating Expenses that fluctuate with occupancy. Landlord will not collect more than 100% of the Common Operating Expenses for any applicable year, but the parties understand that Common Operating Expenses are billed and paid on an estimated basis and any overpayment or underpayment is subject to an annual reconciliation as provided in Section 8.1 above.
     8.3 Real Property Taxes Defined: The term “Real Property Taxes” or “Taxes” shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord’s business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord’s interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord’s business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term “Real Property Taxes”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include (i) estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal, state or local net income tax imposed on Landlord’s income from all sources, (ii) any federal, state or local sales or transfer tax (but increases in Real Property Taxes due to a change in ownership will be included) , (iii) penalties and interest, other than those attributable to Tenant’s failure to comply timely with its obligations pursuant to this Lease, and (iv) taxes or assessments in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible applicable permitted term.
     8.4 Adjustments. Notwithstanding the foregoing provisions, Tenant’s Share as to certain expenses included in Common Operating Expenses may be calculated differently to yield a higher percentage share for Tenant as to those expenses if Landlord permits other tenants or occupants in the Project to incur such expenses directly rather than have Landlord incur the expense in common for the Project. In such case, Tenant’s Share of the applicable expense shall be calculated as having as its denominator the sum of the gross leasable areas of all premises in the Project less the gross leasable areas of tenants who have incurred such expense directly. Nothing herein shall imply that Landlord will permit Tenant or any other tenant of the Project to incur Common Area Costs. Any such permission shall be in the sole discretion of Landlord.

ARTICLE 9 INSURANCE
     9.1 Tenant’s Insurance: Tenant shall maintain insurance complying with all of the following:
          A. Types. Tenant shall procure, pay for and keep in full force and effect the following:
               (1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant’s Liability Insurance Minimum specified in Section P of the Summary, which insurance shall contain a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord contained in Section 10.3;
               (2) Fire and property damage insurance on a special form or equivalent form insuring Tenant’s Trade Fixtures and Tenant’s Alterations for the full actual replacement cost thereof;
               (3) Business interruption insurance with limits of liability representing at least approximately six months of income; business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident, insurance protecting against liability under workers’ compensation laws with limits at least as required by statute, and such other insurance that is either reasonably required by any Lender, or reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses. Notwithstanding the foregoing, the original party signing this Lease as Tenant and any affiliate thereof may elect to not to carry such business interruption insurance and thereby self insure for such risk, but no such self-insurance shall diminish the rights and privileges to which Landlord would otherwise have been entitled under the terms of the Lease had there been a third party insurer, including, without limitation, the waiver of subrogation.
          B. Requirements. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this Section 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations for matters covered thereunder for the insured and all additional insureds named therein without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form reasonably satisfactory to Landlord; (iv) shall be carried with companies having an AM Best Rating of at least A-VII; (v) shall provide that such policy shall not be subject to cancellation or lapse except after at least 30 days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; (vi) shall not have a deductible in excess $10,000; (vii) shall contain a cross liability endorsement; and (viii) shall contain a “severability” clause. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this Section 9.1.
          C. Evidence. A copy of each paid-up certificate of insurance evidencing the insurance required to be carried by Tenant pursuant to this Section 9.1 (appropriately authenticated by the insurer) or a certificate of the insurance, certifying that such policy has been issued, providing the coverage required by this Section 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than 5 days prior to the expiration of the term of such coverage. Landlord shall have the right to inspect and copy Tenant’s insurance policy when there has been a claim affecting Tenant and for which the insurance carrier has denied coverage.

     9.2 Landlord’s Insurance: Landlord shall have the following obligations and options regarding insurance:
          A. Property Damage. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called “all risk” form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils as Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood, provided that insurance is available at commercially reasonable cost based on such insurance for coverage in the San Francisco Bay Area or is required by Landlord’s Lender. All such coverage shall contain “deductibles, “ which Landlord deems appropriate, which in the case of earthquake and flood insurance, may be up to 10% of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant’s Alterations of Tenant.
          B. Other. Landlord shall maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.
     9.3 Release and Waiver of Subrogation: Notwithstanding anything to the contrary contained herein the parties hereto release each other, and their respective agents, sublessees, employees, and contractors from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible property damage insurance policy actually carried or required to be carried by either of the parties under this Lease; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs Section 9.1A and Section 9.2B; and (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of Section 9.1 to the extent permitted by this Lease. Each party shall cause each property damage insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents, sublessees and employees in connection with any injury or damage covered by such policy.
ARTICLE 10 LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY
     10.1 Limitation on Landlord’s Liability: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any damage to the property of Tenant or Tenant’s Agents, or loss to Tenant’s business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise. Notwithstanding the foregoing but subject to Section 9.3, Landlord shall be liable for any such injury, damage or loss which is proximately caused by Landlord’s or Landlord’s Agents’ willful misconduct or gross negligence of which Landlord has actual notice and a reasonable opportunity to cure but which it fails to so cure.

     10.2 Limitation on Tenant’s Recourse: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project. Tenant shall have recourse only to the interest of Landlord in the Project (including all prepaid rent, insurance and condemnation proceeds with respect to the Project) for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.
     10.3 Indemnification: Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage to the extent resulting from (i) the negligence or willful misconduct of Tenant or its Agents, wherever the same may occur, or (ii) any breach of this Lease by Tenant or an Event of Tenant’s Default. Landlord shall indemnify, defend, protect and hold harmless Tenant from, all losses, damages, liabilities, judgments, actions, claims, attorneys’ fees, consultants’ fees, payments, costs and expenses arising from the gross negligence or willful misconduct of Landlord, or Landlord’s Agents, Landlord’s violation of any Law or Private Restrictions, or a breach of Landlord’s obligations or representations under this Lease. The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Lease.
ARTICLE 11 DAMAGE TO PREMISES
     11.1 Landlord’s Duty to Restore: If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Section 11.2 or by Tenant pursuant to Section 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Section 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Section 11.2 or Section 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord’s obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all Tenant’s Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to Section 9.1A(2) shall be used for such purpose.
     11.2 Landlord’s Right to Terminate: Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage:
          A. Damage From Insured Peril. The Building is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds 50% of the then actual replacement cost thereof;
          B. Damage From Uninsured Peril. The Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds 2% of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this Section 11.2B if one or more tenants of the Building agree in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within 30 days after Landlord has notified Tenant of its election to terminate this Lease;
          C. Damage Near End of Term. The Premises are damaged by any peril within 12 months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this Section 11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term within 15 days following the date of such damage; or
          D. Restrictions on Restoration. The Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article; provided that if Building Ordinance coverage could have been obtained by Landlord at a reasonable cost and the Building could have been restored with such coverage to substantially the same condition as existed prior to such damage for similar uses, then Landlord shall not have the right to terminate the Lease.
          E. Defined Terms. As used herein, the following terms shall have the following meanings: (i) the term “Insured Peril” shall mean a peril actually insured against or required to be insured against by Landlord under this Lease and for which there are sufficient insurance proceeds available (or would have been available if Landlord carried the insurance required under this Lease), except for any deductible amount specified by such insurance, to restore the damaged property; and (ii) the term “Uninsured Peril” shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the “deductible” for earthquake or floor insurance exceeds 5% of the replacement cost of the improvements insured, such period shall be deemed an “Uninsured Peril”.
     11.3 Tenant’s Right to Terminate: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Section 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within 15 days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.
          A. Major Damage. The Premises or portion of the Building that affects Tenant’s access to the Premises or use of Common Areas or Building systems are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within 270 days after the date of such damage; or
          B. Damage Near End of Term. The Premises or portion of the Building that affects Tenant’s access to the Premises or use of Common Areas or Building systems are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within 90 days after the date of such damage and such damage renders unusable more than 10% of the Premises or any material portion of the Premises (such as the clean room).
          C. Failure to Complete Restoration. Notwithstanding the foregoing or anything to the contrary in this Lease, if for any reason the Premises and or portion of the Building that affects Tenant’s access to the Premises or use of Common Areas or Building systems are not fully restored within one (1) year after the date of the casualty, then Tenant may terminate this Lease if Landlord fails to restore the Premises or portion of the Building within thirty (30) days after Landlord’s receipt of a written notice of termination from Tenant.

     11.4 Abatement of Rent: In the event of damage to the Premises or parking areas in the Common Areas to such an extent that Tenant’s allocable share of parking spaces is materially reduced and not replaces with reasonable substitute parking, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant’s use of the Premises or the parking is impaired by such damage. Neither Tenant nor Landlord shall be entitled to any compensation or damages from the other party for loss of business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.
ARTICLE 12 CONDEMNATION
     12.1 Landlord’s Termination Right: Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all of the Premises is so taken, (ii) more than 10% of the Building Leasable Area is so taken, or (iii) more than 50% of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.
     12.2 Tenant’s Termination Right: Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) 10% or more or any material portion of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant’s business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least 80% of the number of spaces allocated to Tenant by Section 2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or re-striping for compact cars where permitted by Law) or by alternative parking facilities on other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.
     12.3 Restoration and Abatement of Rent: If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Base Monthly Rent and Additional Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.
     12.4 Temporary Taking: If any portion of the Premises is temporarily taken for one year or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant’s ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.
     12.5 Division of Condemnation Award: Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant for the following: (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs,

(iii) for loss of Tenant’s goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.
ARTICLE 13 DEFAULT AND REMEDIES
     13.1 Events of Tenant’s Default: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an “Event of Tenant’s Default”):
          A. Payment. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within 3 days after delivery of written notice from Landlord specifying such failure to pay; or
          B. General Covenant. Tenant shall have failed to perform any term, covenant, or condition of this Lease other than those referred to in any other subsection of this Section 13.1, and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 30 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to commence such cure within said 30 day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed; or
          C. Abandonment. Tenant shall have abandoned the Premises (coupled with the failure to pay Rent); or
          D. Insolvency. The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a “debtor” as defined in 11 USC §101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or
          E. Multiple Defaults. Any three (3) failures by Tenant to observe and perform a provision of this Lease during any twelve (12) month period of the term, as such may be extended, shall constitute, at the option of Landlord, a separate and noncurable default; or
          F. Required Documents. Tenant fails to deliver documents required of its pursuant to Section 15.4 hereof after notice and the expiration of the applicable time periods specified therein.
     Any written notice of default sent by Landlord to Tenant shall be in lieu of, and not in addition to, any termination notice required under applicable statutory or regulatory provisions (and no further notice shall be required should Landlord elect to terminate this Lease as set forth below), provided that such notice is prepared and served upon Tenant in accordance with all applicable statutory or regulatory provisions.
     13.2 Landlord’s Remedies: If an Event of Tenant’s Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

          A. Continue. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the Building, or a threat to insurance coverage, then if Tenant does not cure such breach within 3 days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.
          B. Enter and Relet. If and to the extent allowed by applicable Law, Landlord may enter the Premises and release them to third parties for Tenant’s account for any period, whether shorter or longer than the remaining Lease Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including brokers’ commissions, expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Landlord received from any releasing (with the exception that Tenant shall in no event be liable for any personal injury or property damage claims or causes of action, or any liability arising out of any breach or default by such a subsequent tenant of the Premises, arising from or in any way out of any such reletting of the Premises by Landlord). No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.
          C. Terminate. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Section 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord’s interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord’s Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant’s right to possession of the Premises.
          D. No Deemed Termination. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Section 13.C, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination.
          E. Damages. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2,

(i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term “rent” includes Base Monthly Rent and Additional Rent. Such damages shall include:
               (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and
               (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys’ fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant’s default.
          F. Non Exclusive Remedies. Nothing in this Section 13.2 shall limit Landlord’s right to indemnification from Tenant as provided in Section 7.2 and Section 10.3. Any notice given by Landlord in order to satisfy the requirements of Section 13.1A or Section 13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings, provided that such notice is prepared and served upon Tenant in accordance with the requirements of California Code of Civil Procedure Section 1161.
     13.3 Waiver: One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.
     13.4 Limitation On Exercise of Rights: At any time that an Event of Tenant’s Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.
     13.5 Waiver by Tenant of Certain Remedies: Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.
     13.6 Landlord’s Default and Tenant’s Remedies: Landlord shall not be deemed to be in default of its obligations unless Landlord fails to perform any covenant, condition, or agreement contained in this Lease and fails to cure the nonperformance within a reasonable time, but not later than thirty (30) days after receiving written notice of the failure, provided, however, that if the nature of Landlord’s failure to perform reasonably requires more than thirty (30) days to cure, then Landlord shall not be deemed in default if Landlord commences to cure such failure within said thirty (30) day period and thereafter diligently and in good faith prosecutes such cure to completion. If Landlord is in default pursuant to this Section 13.6, then Tenant may, in addition to any other remedies provided at law or in equity, cure the default at Landlord’s expense and Landlord will reimburse Tenant for such costs within thirty (30) days after receipt of written notice, with supporting documentation.
ARTICLE 14 ASSIGNMENT AND SUBLETTING
     14.1 Transfer By Tenant: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Section 14.1 as “Tenant”):
          A. Transfer. Tenant shall not do any of the following (collectively referred to herein as a “Transfer”), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease in any manner or otherwise use the Lease as a security device in any manner, except that Tenant may finance its personal property as provided in Section 14.3 hereof; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable out-of-pocket costs and attorneys’ fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord’s consent is granted; provided that such amount shall not exceed $500 per requested Transfer. Landlord’s reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord’s behalf of (i) Hazardous Materials (as defined in Section 7.2E of this Lease) used, stored, released, or disposed of by the potential Subtenant or Assignee, and/or (ii) violations of Hazardous Materials Law (as defined in Section 7.2E of this lease) by the Tenant or the proposed Subtenant or Assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant’s notice given to Landlord pursuant to Section 14.1B, and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord’s consent shall be voidable at Landlord’s option. Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of this 114.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.
          B. Procedure. At least 30 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord’s approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee’s business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord’s standard hazardous materials questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Landlord’s receipt of such notice from Tenant. Landlord shall respond in writing to Tenant’s request for Landlord’s consent to a Transfer within the later of (i) 30 days of receipt of such request together with the required accompanying documentation, or (ii) 15 days after Landlord’s receipt of all information which Landlord reasonably requests within seven days after it receives Tenant’s first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, then Tenant shall provide a second written notice to Landlord requesting such consent and if Landlord fails to respond within 7 days after receipt of such second notice, then Landlord will be deemed to have consented to such Transfer. Tenant shall immediately notify Landlord of any modification to the proposed terms of such Transfer, which shall also be subject Landlord’s consent in accordance with the same process for obtaining Landlord’s initial consent to such Transfer.
          C. Recapture. In the event that Tenant requests in writing Landlord’s approval to make any Transfer, Landlord shall have the right to terminate this Lease or, in the case of a sublease of less than all the Premises to terminate the Lease as to the portion proposed to be sublet, by written notice to Tenant, so that Landlord is thereafter free to lease the Premises (or, in the case of a partial sublease, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord; provided, however, that if Landlord so elects to terminate this Lease, then Tenant within one (1) business day after its receipt of Landlord’s election may rescind its Transfer request by written notice to Landlord, whereupon the Transfer request shall be deemed rescinded, Tenant shall not effectuate such Transfer and the Lease shall remain in full force and effect. Tenant’s notice to rescind must be given by personal delivery or by FedEx or other reputable overnight delivery service for delivery as soon as possible on the next business day, with in any case all delivery charges prepaid, notwithstanding any other form of notice that may be permitted under this Lease. For example, if Tenant receives on a Friday a notice to recapture from Landlord, Tenant must either personally deliver the rescission notice to Landlord on the following Tuesday by 5:00 p.m. San Francisco time or send such notice by FedEx or other delivery service for delivery on Tuesday. In the event Landlord elects to so terminate this Lease, then the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after the Transfer was scheduled to become effective. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety, or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant’s Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.
          Notwithstanding the foregoing, Landlord shall only have the right to recapture any portion Premises in connection with any sublease that individually or in the aggregate of all subleases is for more than 50% of the square footage of the Premises. While such subleases shall not be subject to Landlord’s right to recapture, they shall be subject to all of the other provisions of Article 14 of this Lease.
          D. Other Requirements. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:
               (1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.
               (2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 75% of all Subrent (as defined in Section 14.1D(5)) received by Tenant over and above (i) the assignee’s agreement to assume the rental obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

               (3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 75% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant.
               (4) Tenant’s obligations under this Section 14.1D shall survive any Transfer, and Tenant’s failure to perform its obligations hereunder shall be an Event of Tenant’s Default. At the time Tenant makes any payment to Landlord required by this Section 14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant’s books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.
               (5) As used in this Section 14.1D, the term “Subrent” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant’s assets, fixtures, leasehold improvements, equipment and furniture located in the Premises. As used in this 114.1D, the term “Permitted Transfer Costs” shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, (ii) all reasonable attorneys’ fees incurred by Tenant with respect to the Transfer in question, and (iii) the amortized value of any Tenant’s Alterations made to accommodate the Transfer.
          E. Deemed Transfers. If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant’s interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than 50% of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, limited liability company or other entity any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner, member or other party owning 50% or more (cumulatively) of any interest in the capital or profits of the partnership, limited liability company or other entity or the dissolution of the partnership, limited liability company or other entity, shall be deemed a voluntary assignment of Tenant’s interest in this Lease.
          F. Permitted Transfers. Notwithstanding anything contained in Section 14.1, so long as Tenant otherwise complies with the provisions of Section 14.1, Tenant may enter into any of the following transfers (a “Permitted Transfer”) without Landlord’s prior written consent and such transfers shall not be subject to Landlord’s rights set forth in Sections 14.1.C., 14.1.D(2), 14.1.D(3) or 14.1.G:
               (1) Tenant may assign its interest in the Lease to a corporation, partnership, professional corporation, limited liability company, or limited liability partnership (“Transfer Entity”) which results from a stock sale, merger, consolidation or other reorganization, so long as the surviving Transfer Entity has a net worth at least equal to the net worth of Tenant as of the date hereof;
               (2) Tenant may assign this Lease to a Transfer Entity which purchases or otherwise acquires all or substantially all of the assets of Tenant, so long as such acquiring Transfer Entity has a net worth at least equal to the net worth of Tenant as of the date hereof; and

               (3) Tenant may assign this Lease or sublease any portion of the Premises to (a) any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease.
     In the event of any Permitted Transfer, the Transfer Entity shall replace the Letter of Credit in accordance with the provisions of Section 3.5 as the new tenant hereunder and shall have all rights of Tenant with respect thereto.
          G. Reasonable Standards. The consent of Landlord to a Transfer may not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:
               (1) The financial strength, credit, character and business or professional standing of the proposed transferee at the time of the proposed Transfer is not commensurate with its obligations under the Transfer;
               (2) A proposed transferee who has a bad business reputation and would thereby cause a diminution in the value of the Building or Project;
               (3) A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Project or the other occupants of the Project would be adverse, disadvantageous or require improvements or changes in any utility or telecommunication capacity currently serving the Building or the Project;
               (4) A proposed transferee whose occupancy will require a variation in the terms of this Lease (including, without limitation, a variation in the use clause) or which otherwise materially adversely affects any interest of Landlord;
               (5) The existence of any Event of Tenant’s Default under any material provision of this Lease;
               (6) Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee or an affiliate of the proposed transferee is negotiating with Landlord to lease space in the Building or in the Project at such time;
               (7) the proposed Transferee is a governmental agency or unit or an existing tenant in the Project; or
               (8) Landlord otherwise determines that the proposed Transfer would have the effect of or materially increasing the expenses associated with operating, maintaining and repairing the Building or the Project; or
               (9) the proposed Transferee will use, store or handle Hazardous Materials (defined below) in or about the Premises of a type, nature or quantity not then reasonably acceptable to Landlord.
          H. Reasonable Restriction. The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the “Code”) Section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, Section 1997.040 of the Code, to limit any remedy of Landlord pursuant to Section 1951.2 or 1951.4 of the Code by means of proof that enforcement of a restriction on use of the Premises would be unreasonable.

     14.2 Transfer By Landlord: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity by written assignment of the lease and the transfer of Tenant’s Security Deposit to such transferee to the extent such Security Deposit has not been applied for any Event of Tenant’s Default under this Lease. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which first may accrue after the date of such transfer. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Premises.
     14.3 Tenant Financing of Personal Property. Tenant shall have the right to encumber its furniture, trade fixtures and equipment located in or on the Premises that are installed and paid for by Tenant separate and apart from any rent under this Lease. Upon Tenant’s request, Landlord agrees to cooperate with Tenant’s third party lender’s request in executing a consent to such financing and removal of such furniture, trade fixtures and equipment, provided such form of consent provides, among other things, (i) at least 5 business prior notice to Landlord before entry and removal of such personal property by any lender or equipment financier, (ii) an indemnity by such lender or equipment lessor of Landlord and Landlord’s Agents for any injury to persons or damage to property, including, without limitation, the Premises, Building or Project, (iii) does not permit any auction or sale of such personal property from the Premises, Building or Project, (iv) does not obligate Landlord to provide to such lender or equipment lessor any notice of default by Tenant under this Lease, and (v) is acceptable to Landlord in its reasonable discretion.
ARTICLE 15 GENERAL PROVISIONS
     15.1 Landlord’s Right to Enter: Landlord and its agents may enter the Premises at any reasonable time after giving at least 24 hours’ prior notice to Tenant (and immediately in the case of emergency) and subject to Tenant’s reasonable security requirements, for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or tenants (during the last 180 days of the Lease Term only); (v) making necessary alterations, additions or repairs; (vi) performing Tenant’s obligations when Tenant has failed to do so after written notice from Landlord; and (vii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this 9[15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises; provided, however, that Landlord shall at all times use reasonable efforts to minimize any disruption to Tenant’s use of the Premises.
     15.2 Surrender of the Premises: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for (i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to Section 7.2A or Section 7.2B, and (iv) Tenant’s Alterations that may be surrendered upon expiration of the Lease Term. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of commercially reasonable standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease: (i) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; (ii) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair, reasonable wear and tear, as so certified by such firm; and (iii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses) reasonable wear and tear. If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant’s Alterations which Tenant is required to remove pursuant to Section 5.2 and repair all damage caused by such removal, and (ii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant, reasonable wear and tear and damage caused by a peril excepted. If the Premises are not so surrendered at the termination of this Lease, Tenant shall continue to be responsible for the payment of Rent until the Premises are so surrendered in accordance with said provisions and Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants and losses and damages suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.
     15.3 Holding Over: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to 150% of the greater of (a) the Base Monthly Rent payable during the last full calendar month of the Lease Term, or (b) the then prevailing fair market rent.
     15.4 Subordination: The following provisions shall govern the relationship of this Lease to any Security Instrument:
          A. Existing Security Instruments. The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument. Landlord has informed Tenant that the Building is currently encumbered by a Security Instrument in favor of or being serviced by Solomon Brothers. Landlord shall request the beneficiary (or its servicer) of the existing Security Instrument that encumbers the Building as of the date hereof to issue its standard subordination, non-disturbance and attornment agreement (“SNDA”), pursuant to which such beneficiary agrees to recognize this Lease in the event of default under such Security Instrument or sale under such Security Instrument, so long as Tenant is not in default hereunder. Landlord’s agrees to use its good faith efforts to obtain such SNDA, but Landlord is not obligated to incur any expense or liability in connection therewith. Tenant is responsible for paying all costs and expenses for such SNDA, including, without limitation, the lender attorneys’ fees and disbursements. Obtaining the SNDA is not a condition precedent or subsequent to the Lease, nor a breach of Landlord’s obligation. The failure of such lender to issue its SNDA shall not relieve Tenant of any of its obligations under the Lease.
          B. New Security Instruments. At Landlord’s election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed so long as no Event of Tenant’s Default has occurred, unless this Lease is otherwise terminated pursuant to its terms, and such Lenders agree to execute a non-disturbance agreement in connection therewith in a form reasonably acceptable to Tenant, but Tenant acknowledges it will be working with the lender’s form.
          C. Documents. Within 10 days after receipt of a written request from Landlord or a Lender, Tenant shall upon execute any document or instrument required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and (ii) any defaults occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument, except for defaults in Landlord’s repair and maintenance obligations under this Lease of a continuing nature which exist on the date Lender acquires the Project. If Tenant fails to execute and deliver such document or instrument within said 10-day period, Landlord or Lender may send a second written request for Tenant to execute and deliver such document or instrument. Tenant’s failure to execute any such document or instrument within 10 days after Tenant’s receipt of a second 10-day written demand therefor shall constitute an Event of Tenant’s Default.
     15.5 Mortgagee Protection and Attornment: In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure who agreed to assume Landlord’s obligations under this Lease in writing from and after the date such grantee or transferee acquires title to the Project.
     15.6 Estoppel Certificates and Financial Statements: At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within 15 days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party’s knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. If Tenant fails to execute any such estoppel certificate within said 15 day period, Landlord may send a second written request for Tenant to execute and deliver such estoppel certificate. If Tenant fails to deliver such estoppel certificate within 10 days after receipt of such second written request, then the information contained in such estoppel certificate shall be deemed correct and binding against Tenant and may be relied upon by any Lender, buyer and Landlord.
     At any time during the Lease Term Tenant shall, upon 15 days’ prior written notice from Landlord, provide Tenant’s most recent financial statement and financial statements covering the 24 month period prior to the date of such most recent financial statement to any Lender or potential buyer of the Premises, provided such buyer (but not any Lender) agrees to execute a commercially reasonable form of non-disclosure agreement as a condition of receipt of such statements during the time period that Tenant is a privately owned company. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If Tenant fails to deliver such information within said 15 day period, Landlord may send a second written request for Tenant to deliver such information. Tenant’s failure to deliver such information within 10 days after receipt of such second written request shall constitute an Event of Tenant’s Default.
     15.7 Consent: Whenever Landlord’s approval or consent is required by this Lease, such approval or consent may be exercised in Landlord’s reasonable discretion and without undue delay, unless a different standard or time period has been expressly provided in this Lease for the particular matter requiring Landlord’s consent or approval.
     15.8 Notices: Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile, by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Section Q or Section R of the Summary (as applicable), (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party’s Address for Notices. Either party may change its address by giving notice of the same in accordance with this Section 15.8, provided, however, that any address to which notices may be sent must be a California address. In the event that the last day for any notice that is required to be given falls on a Saturday, Sunday or legal holiday, it shall be deemed to be due on the next business day.
     15.9 Attorneys’ Fees: In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys’ fees, court costs, and experts’ fees as may be fixed by the court.
     15.10 Corporate Authority: If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation or a limited liability company does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation or limited liability company, that it is qualified to do business in California, and that the corporation or limited liability company has full right and authority to enter into this Lease.
     15.11 Miscellaneous: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. “Party” shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms “shall”, “will” and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.
     Landlord and Tenant agree that (i) the gross rentable area of the Premises includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) each has had an opportunity to determine to its satisfaction the actual area of the Building and the Premises, (iii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iv) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor.
     15.12 Termination by Exercise of Right: If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate 30 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This 115.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant’s Default.
     15.13 Brokerage Commissions: Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in Section S of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers if there is a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease.
     15.14 Force Majeure: Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of Landlord or Tenant (except financial inability) shall excuse the performance by Landlord or Tenant, as the case may be for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder.
     15.15 Entire Agreement: This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant’s intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant’s business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.
[the balance of this page has been intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:			TENANT:

SHORELINE PARK, LLC a Delaware limited liability company			By:	CONCENTRIC MEDICAL, INC., a Delaware corporation

By:	Divco West Group, LLC,			By:	/s/ Gary Curtis

	A Delaware limited liability company			Name:	Gary Curtis
	Its Agent			Title:	President

	By:	/s/ ILLEGIBLE		Dated: Aug 29, 2002

	Name:	ILLEGIBLE L. Smitters
	Its:	CDO

Dated: 8/29/02

FIRST LEASE AMENDMENT
     This FIRST LEASE AMENDMENT (this “Amendment”) is entered into as of January 18, 2005, by and between CONCENTRIC MEDICAL, INC., a Delaware corporation (“Tenant”), and SHORELINE PARK, LLC, a Delaware limited liability company (“Landlord”), with reference to the following facts:
     A. Landlord and Tenant are the current parties to that certain Lease, dated as of August 28, 2002 (the “Lease”), for the lease by Tenant of space at 1380 Shorebird Way, Mountain View, California, as more particularly described in the Lease. All capitalized terms referred to in this Amendment shall have the same meaning defined in the Lease, except where expressly defined to the contrary in this Amendment.
     B. Tenant and Landlord desire to amend the Lease to extend the Term and to make certain other changes to the Lease, upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Extension. The current Term of the Lease is scheduled to expire on December 31, 2005. The Term of the Lease is hereby extended and shall now expire on December 31, 2008, upon the same terms and conditions set forth in the Lease, except as provided in this Amendment. The period of time commencing on January 1, 2006 and expiring on December 31, 2008 shall be referred to in this Amendment as the “Extended Term.”
          2. Base Monthly Rent. The Base Monthly Rent during the Extended Term shall be $26,582.12.
          3. General Provisions.
               3.1. Confirmation. Tenant acknowledges and agrees that: (a) Tenant is in sole possession of the Premises demised under the Lease; (b) all work, improvements and furnishings required by Landlord under the Lease have been completed and accepted by Tenant; (c) all free rent and any other concession required under the Lease have been granted, used and otherwise satisfied; and (d) it has no offset, claim, recoupment or defense against the payment of rent and other sums and the performance of all obligations of Tenant under the Lease. The parties agree that the current amount of the Security Deposit held by Landlord is $26,582.12.
               3.2. Miscellaneous. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. As amended hereby, the Lease shall remain in full force and effect. In case of any conflict between any term or provision of this Amendment and the Lease, the term or provision of this Amendment shall govern.

               3.3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.
               3.4. Real Estate Brokers. Tenant represents and warrants to Landlord that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Amendment. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims by any real estate broker or salesman whom the Tenant authorized or employed, or acted by implication to authorize or employ, to act for Tenant in connection with this Amendment.
               3.5. Authority. Each party represents and warrants to the other that it is duly authorized to enter into this Amendment and perform its obligations without the consent or approval of any other party and that the person signing on its behalf is duly authorized to sign on behalf of such party.
     IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

LANDLORD:			TENANT:

SHORELINE PARK, LLC a Delaware limited liability company			By:	CONCENTRIC MEDICAL, INC., a Delaware corporation

By:	Divco West Group, LLC,			By:	/s/ Gary Curtis

	a Delaware limited liability company			Name:	Gary Curtis
	Its Agent			Title:	President, CEO

	By:	/s/ James Ting
	Name:	James Ting		Dated: June 1, 05
	Its:	Authorized Signatures

Dated: 2/7/05

EXHIBIT A
Shoreline Properties, L.L.C.
322,047 Square Feet

EXHIBIT B
WORK LETTER TENANT IMPROVEMENTS
     This Exhibit B forms a part of that certain Lease (the “Lease”) by and between Shoreline Park, LLC, as Landlord, and Concentric Medical, Inc., as Tenant, to which this Exhibit is attached. If there is any conflict between this Exhibit and the Lease regarding the construction of the Tenant Improvements, this Exhibit shall govern.
     1. Defined Terms. All defined terms referred to in this Exhibit shall have the same meaning as defined in the Lease to which this Exhibit is a part, except where expressly defined to the contrary.
     2. Additional Definitions. Each of the following terms shall have the following meaning:
     “Construction Plans” —The complete plans and specifications for the construction of the Tenant Improvements consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of the Tenant Improvements. The Construction Plans shall be prepared by duly licensed and/or registered architectural and/or engineering professionals selected by Landlord in its sole and absolute discretion, and in all respects shall be in compliance with all applicable laws, rules, regulations, building codes for the city and county where the Building is located.
     “Days” or “days” All references to days shall mean calendar days, unless specifically provided in a particular case to be business days.
     “Force Majeure Delays” — Any delay, other than a Tenant Delay, by Landlord in completing the Tenant Improvements by the Scheduled Commencement Date set forth in the Lease by reason of (i) any strike, lockout or other labor trouble or industrial disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, act of terrorism, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, or (iii) shortages of fuel, materials, supplies or labor, (iv) lightning, earthquake, fire, storm, tornado, flood, washout explosion, inclement weather or any other similar industry-wide or Building-wide cause beyond the reasonable control of Landlord, or (v) any other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control, including, without limitation, delays in the architect preparing the Construction Plans and revisions thereto and delays in obtaining the building permits from the local governmental authority. The time for performance of any obligation of Landlord to construct the Tenant Improvements under this Exhibit or the Lease shall be extended at Landlord’s election by the period of any delay caused by any of the foregoing events.
     “Space Plan” — That certain Space Plan attached hereto as Exhibit C-1. which reflect the Tenant Improvements to be constructed by Landlord and the Building specifications for the improvements reflected on the Space Plan (the “Standard Specifications”). Landlord and Tenant hereby approve of the Space Plan and the Standard Specifications.

     “Substantial Completion,” “Substantially Complete,” “Substantially Completed” — The terms Substantial Completion, Substantially Completed and Substantially Complete shall mean when the following have occurred or would have occurred but for Tenant Delays:
               (a) Landlord has delivered to Tenant a written notice stating that the Tenant Improvements have been completed substantially in accordance with the Construction Plans, including all of the Building’s sanitary, electrical, HVAC, and other systems to extent they serve or run through the Premises, except “punch list” items which in the aggregate, are minor in character and do not unreasonably interfere with the Tenant’s use or enjoyment of the Premises or the appurtenant common Building facilities and may be completed without materially impairing Tenant’s use of the Leased Premises or a material portion thereof; and
               (b) Landlord has obtained from the appropriate governmental authority a temporary, conditional or final certificate of occupancy or signed building permit (or equivalent), if one is required, for the Tenant Improvements permitting occupancy of the Leased Premises by Tenant.
     “Tenant Delay” — Any delay incurred by Landlord in completing the Tenant Improvements due to (i) a delay by Tenant, or by any person employed or engaged by Tenant, in approving or delivering to Landlord any plans, schedules or information, including, without limitation, the Construction Plans beyond the applicable time period set forth in this Exhibit, if any; (ii) any changes requested by Tenant in or to previously approved work or in the Space Plan, Construction Plans or Standard Specifications which actually results in a delay; (iii) requests for materials and finishes which are not readily available and delivery of which actually results in a delay, and/or delays in delivery of any materials specified by Tenant through change orders; (iv) interference by Tenant or any of Tenant’s Agents on-site that causes or impedes with the construction of the Tenant Improvements; and (v) any delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to this Exhibit or otherwise provided in the Lease. Landlord shall notify Tenant within a five (5) days after Landlord actually knows of an event constituting a Tenant Delay and of Landlord’s good faith estimate of the length of the Tenant Delay.
     “Tenant Improvements” — The improvements to be installed by Landlord in the portion of the Premises substantially in accordance with the Construction Plans. To the extent Tenant requests any changes in the Standard Specifications, any additional costs incurred in connection therewith will be paid by Tenant.
     3. Construction of the Tenant Improvements.
          3.1 Construction Plans. Landlord shall cause to be prepared the Construction Plans for the Tenant Improvements that are consistent with and logical evolutions of the Space Plan and the Standard Specifications), and shall deliver the same to Tenant within 15 days after the date hereof. Within seven (7) business days after receipt of the proposed Construction Plans, Tenant shall notify Landlord in writing that (i) Tenant approved the Construction Plans; or (ii) Tenant disapproves the Construction Plans because they vary in design from the Space Plan or Standard Specifications approved by Landlord and Tenant in the particular instances specified by Tenant in such notice (including, without limitation, the specific changes requested by Tenant). Such disapproval shall constitute a Tenant Delay, unless the plans materially deviate from the Space Plan. Promptly after Landlord’s receipt of such notice from Tenant, Tenant and Landlord shall meet and confer in order to reach agreement regarding the changes required to the Construction Plans, and both parties shall make themselves reasonably available in order to . Following such meeting, Landlord shall cause the Construction Plans to be re-designed, if so agreed by the parties, and delivered to Tenant within five (5) business days after such meeting, unless due to the nature and extent of such changes or the unavailability of the architect, additional time is required. Within five (5) business days after receipt of the revised Construction Plans, Tenant shall notify Landlord in writing that (i) Tenant approved the revised Construction Plans; or (ii) Tenant disapproves the revised Construction Plans because they vary in design from the changes or revisions agreed upon by Landlord and Tenant in the particular instances specified by Tenant in such notice (including, without limitation, the specific changes requested by Tenant). Such disapproval shall constitute a Tenant Delay, unless the revised Construction Plans materially deviate from agreed upon revisions or changes. The failure of Tenant to provide such written notice within said five (5) day period shall be deemed as approval by Tenant of such revised Construction Plans. The parties shall follow the same procedure for revisions of the Construction Plans until the Construction Plans have been approved by Landlord and Tenant. Landlord and Tenant each agree to cooperate with each other and not unreasonably withhold approval to the Construction Plans.
          3.2 Construction. Landlord shall construct the Tenant Improvements in a good and workmanlike manner using new materials where new materials are reflected in the Space Plan; it being acknowledged by the parties that some of the components and materials in the Tenant Improvements will consistent of the improvements and materials already existing in the Premises. The Tenant Improvements shall be constructed in accordance with the Construction Plans and in compliance with all applicable Laws. The construction contract for constructing the Tenant Improvements and the contractor(s) to perform the work shall be approved and/or selected, as the case may be, by Landlord in its sole and absolute discretion without the consent of Tenant. The parties anticipate that the Tenant Improvements will be Substantially Completed by the Scheduled Commencement Date, subject to Tenant Delays and Force Majeure Delays.
          3.3 Tenant’s Responsibility. Tenant shall be solely responsible for the suitability for the Tenant’s needs and business of the design and function of the Tenant Improvements. Tenant shall also be responsible for procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (“Personal Property”) to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant. Tenant shall conform to the Building’s wiring standards in installing any telephone equipment and shall be subject to any and all rules of the site during construction.
     4. Payment of Construction Costs. Landlord shall pay for the costs to construct the Tenant Improvements based on the Space Plan and Standard Specifications attached hereto as Exhibit B-1, except as provided in this Exhibit. Any additional costs, including, without limitation, costs for architectural, engineering and design fees, permits, labor and materials, due to (a) changes in the Tenant Improvements reflected in the Space Plan or in the Construction Plans requested by Tenant, or (b) any change in the Standard Specifications requested by Tenant, or (c) as a result of any Tenant Delay, shall be paid by Tenant to Landlord within 10 days after request by Landlord, which may be made prior to the commencement of construction of the Tenant Improvements or Landlord entering into any construction contract or change order.
     5. Changes in Work. Tenant shall not be permitted to make any change in the Tenant Improvements, the Space Plan, Construction Plans or Standard Specifications without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed, but may be made subject to such conditions as Landlord may reasonably require. Such approval shall include Landlord’s written notice to Tenant of changes, if any, to the construction costs for which Tenant would be responsible (“Tenant’s Costs”) and of anticipated delays, if any, to the completion of the Tenant Improvements. Within three (3) business days after receipt of such information regarding Tenant’s Costs and the anticipated delays, Tenant shall give Landlord written notice to proceed or not to proceed with the change. The time it takes for Landlord to obtain information about Tenant’s Costs and anticipated delays and the time for Tenant to approve or disapprove of such information shall be deemed a Tenant Delay. If Tenant fails to respond during such time period, it shall be deemed an authorization by Tenant for Landlord to proceed with such change. The Tenant’s notice to proceed with the change shall be deemed Tenant’s acceptance of the Tenant’s Costs and specified Tenant Delays and Landlord shall promptly revise the Construction Plans to incorporate such changes or additions. Any change approved by Landlord that in Landlord’s judgment results in a delay in constructing the Tenant Improvements shall be deemed a Tenant Delay, and shall extend the time period by which Landlord must Substantially Complete the Tenant Improvements by the number of days the Tenant Improvements are reasonably delayed by such change, but shall not extend or postpone the date for payment of rent or for commencement of the term under the Lease. The cost of such changes, including, without limitation, all architectural, engineering and design fees, permits fees, labor and material, and all other additional costs incurred by Landlord from resulting delays in completing the Tenant Improvements, shall be paid by Tenant to Landlord within ten (10) days after Tenant’s receipt of notice from Landlord, which may be required prior to commencement of the work or prior to Landlord executing a construction contract for the Tenant Improvements or change order for the work. If Landlord does not receive such payment within said ten (10) day period, Landlord shall have the right, in addition to any other rights or remedies available under the Lease, at law or in equity, to (i) discontinue all or any portion of the work until it receives said payment; (ii) proceed with the other work not affected by such change until such payment is received; (iii) proceed with the work contemplated with such change; or (iv) proceed with the work without making such change; in which case the commencement or completion of such work shall not be deemed a waiver of Tenant’s obligation to pay for same or any additional costs or expenses incurred as a result thereof. . Any delay caused as a result of such a change or request for a change shall constitute a Tenant Delay. Any and all modifications of or amendments to the Construction Plans by Landlord (except immaterial field changes that have no material cost impact) shall be subject to prior approval by Tenant, which approval shall not be unreasonably withheld or delayed.
     6. Acceptance and Punch List Work. Within ninety (90) days after the date of Substantial Completion of the Tenant Improvements, Tenant may provide Landlord with a punch list which sets forth any corrective work to be performed by Landlord with respect to the Tenant Improvements; provided, however, that Tenant’s obligation to pay Base Monthly Rent, additional rent and other sums under the Lease shall not be affected thereby. If Tenant fails to submit a punch list to Landlord within such time period, Tenant agrees that it will conclusively be deemed to have inspected the Tenant Improvements and found them to be in satisfactory condition, with all work required of Landlord completed. Landlord agrees to complete the punch list items promptly, but in no event more than forty-five (45) days after submission of the list to Landlord.
     7. Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant under the Lease, or a default by Tenant under this Work Letter, has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.
     8. Warranty. Landlord and Landlord’s contractor will each provide a one year warranty that the Tenant Improvements have been constructed in accordance with the Plans and Specifications and that such Tenant Improvements will be free from material defects in workmanship and materials for a one year period following substantial completion of the work as described in the construction contract between Landlord and its general contractor. Landlord agrees to assign to Tenant any right that Landlord may against the contractor constructing the Tenant Improvements to correct such work.
     9. Inspections and Scheduling. Tenant and Tenant’s representatives shall have the right, from time to time, to observe the progress of the Tenant Improvements, to inspect installation of the Tenant Improvements, and to reject any Tenant Improvements not in conformance with the Construction Plans; however, (a) no such observation shall create liability or responsibility on the part of the Tenant with respect to the nature or quality or the Tenant Improvements; and (b) Tenant and its representatives may not interfere with the progress of the work. Landlord shall be available, and cause its general contractor to be available, to Tenant or its representatives from time to time upon reasonable prior notice when necessary or desirable for the purpose of reviewing the Tenant Improvements.

DESIGN SOLUTIONS
FOR THE WORKPLACE
1036 THEALAMEDA
SAN JOSE, CA 95126
t 408.297.8899 f 408.297.8811
5994 WEST LAS POSITAS BLVD. SUITE 201
PLEASANTON, CA 94588
t 925.463.3070 f 925.847.9714
www. aaidesign. com

CONCENTRIC
MEDICAL
1380 SHOREBIRDWAY
MOUNTAIN VIEW, CA

DEMOLITION NOTES
          1. THE GENERAL CONTRACTOR SHALL FURNISH ALL LABOR AND MATERIALS AS REQUIRED TO COMPLETE DEMOLITION AND REMOVAL OF ALL ITEMS INDICATED ON AAi’S DRAWINGS OR AS OTHERWISE DIRECTED BY THE OWNER.
          2. THE CONTRACTOR IS TO VIEW AND VERIFY ACTUAL CONDITIONS AT ALL LOCATIONS WHERE ALTERATIONS TO THE EXISTING BUILDING OCCUR. WHEN WALLS, PARTITIONS, AND OTHER WORK EXISTS WHERE NEW WORK IS INDICATED, ALL SUCH EXISTING WORK SHALL BE REMOVED. VERIFY ALL SUCH CONDITIONS AT THE SITE.
          3. THE CONTRACTOR SHALL REPORT TO AAi ANY AND ALL CONDITIONS WHICH MAY INTERFERE WITH OR OTHERWISE AFFECT OR PREVENT THE PROPER EXECUTION AND COMPLETION OF THE WORK OF THIS CONTRACT.
          4. THE GENERAL CONTRACTOR SHALL EXECUTE ALL WORK WITHIN THE REGULATIONS OF THE BUILDING FOR DEMOLITION AND REMOVAL OF DEBRIS, INCLUDING OVERTIME WORK REQUIRED.
          5. THE GENERAL CONTRACTOR SHALL AT ALL TIMES PROTECT THE PROPERTY OF THE BUILDING LANDLORD INCLUDING, BUT NOT LIMITED TO FLOOR COVERING, CEILING GRID AND TILE, LIGHT FIXTURES, DOORS, WINDOWS, FRAMES, HARDWARE, CABINETRY, PLUMBING FIXTURES, ELECTRICAL AND AIR CONDITIONING EQUIPMENT, PERIPHERAL ENCLOSURES, ETC.
          6. THE GENERAL CONTRACTOR SHALL ERECT ALL NECESSARY PLASTIC DROP CLOTH BARRIERS TO PROTECT ADJACENT BUILDING PROPERTY WHILE DEMOLITION AND CONSTRUCTION ARE IN PROGRESS.
          7. THE GENERAL CONTRACTOR SHALL SURVEY ALL EXISTING FINISHED SURFACES TO INCLUDE CORNER BEADS, STOPS, ETC., FOR CHIPS, CRACKS, HOLES, DAMAGED SURFACES, AND ANY OTHER DEFECTS CAUSING AN APPEARANCE DIFFERENT FROM A NEW, FINISHED, INSTALLATION. THESE DEFECTIVE SURFACES SHALL BE REPAIRED OR, IF BEYOND REPAIR, THE GENERAL CONTRACTOR SHALL REMOVE ALL EXISTING AND INSTALL NEW SURFACES TO THE SATISFACTION OF AAi AND THE OWNER.
          8. THE GENERAL CONTRACTOR SHALL INSPECT ALL EXISTING SURFACES AND WHERE AS A RESULT OF DEMOLITION, FINISHED SURFACES DO NOT ALIGN. THE EXISTING SURFACE SHALL BE CUT AND PATCHED.
          9. ALL DAMAGED EXISTING AREAS TO REMAIN AND EXISTING AREAS AFFECTED BY DEMOLITION OR NEW CONSTRUCTION WORK SHOWN ON DRAWINGS SHALL BE PATCHED AS REQUIRED TO MATCH IMMEDIATE EXISTING ADJACENT AREAS IN MATERIAL, FIRE-RATING, FINISH, AND COLOR, UNLESS OTHERWISE NOTED.
          10. ALL WORK DEMOLISHED SHALL BE REMOVED FROM THE PREMISES EXCEPT ITEMS TO BE REUSED OR RETURNED TO THE OWNER OR AS OTHERWISE DIRECTED.
          11. IN ALL AREAS WHERE DEMOLITION (REMOVAL OF TILE, PARTITIONS, ETC.) CAUSES AN UNEVENNESS IN THE SLAB, THE CONTRACTOR SHALL PATCH TO LEVEL THE SLAB TO RECEIVE NEW FINISH FLOORING.
          12. ALL EXPOSED LIGHT FIXTURES, WIRING, SWITCHES, CONDUIT, AND METAL MOLDING NOT BEING REUSED SHALL BE REMOVED AND EITHER STORED OR DISPOSED OF BY THE GENERAL CONTRACTOR AS INSTRUCTED BY THE OWNER.
          13. THE GENERAL CONTRACTOR SHALL CAP OFF BEHIND FINISHED SURFACES ALL PROJECT PLUMBING, FLOOR ELECTRICAL/TELEPHONE OUTLETS, AND ALL OTHER PROJECTING ITEMS THAT ARE BEING ABANDONED.
          14. THE GENERAL CONTRACTOR SHALL REMOVE ALL WALL CONDUITS LEFT AFTER WALL DEMOLITION INCLUDING SWITCH BOXES, PLATES, BRIDGES, OR ANY OTHER TELEPHONE OR ELECTRICAL WIRING OR EQUIPMENT. VERIFY WITH TENANT REUSE OF EXISTING CABLING PRIOR TO REMOVAL.
          15. ALL “EXISTING TO REMAIN”, “EXISTING”, “RELOCATED”, OR “NEW” ITEMS INSTALLED BY THE GENERAL CONTRACTOR. IN ADDITION TO BEING AMPLY PROTECTED THROUGHOUT THE PERIOD OF CONSTRUCTION, SHALL BE THOROUGHLY CLEANED TO THE SATISFACTION OF AAi PRIOR TO BEING TURNED OVER TO THE OWNER.
          16. REFER TO ENGINEERING DRAWINGS FOR REMOVAL AND/OR RELOCATION IF REQUIRED OF HVAC DUCTS, DIFFUSERS, SPRINKLER HEADS, EXIT LIGHTS, ETC.
          17. ALL DOORS AND FRAMES TO BE REMOVED SHALL BE RETURNED TO OWNER. HANDLE CAREFULLY AND STORE ON SITE.
          18. REMOVE EXISTING FLOORING IN ROOMS #115, 118, 119, 120, 122, 123, 124 & 125.
          19. REMOVE EXISTING EQUIPMENT IN ROOM #125 UPS SYSTEM & TRANSFER SWITCH.
          20. REMOVE STEEL BOLLARDS (6) FROM LOADING RAMPS.

DIVCOWEST GROUP

PATCHING AND CUTTING
          1. GENERAL: AT ALTERED CONSTRUCTION, REPAIR CUT EDGES, REPLACE CONSTRUCTION AND FIT NEW TO EXISTING CONSTRUCTION AS REQUIRED TO MATCH EXISTING WORK. MAKE JOINTS OF NEW AND EXISTING PATCHES SMOOTH, EVEN, AND PRACTICALLY INVISIBLE. WHERE NEW PAINT OR OTHER FINISHES ARE JOINED, CARRY TO NEAREST BREAK IN SURFACES, CORNER, OR OTHER BREAK IN CONSTRUCTION AS REQUIRED FOR NEAT FINISHED APPEARANCE.
          2. CONCRETE: WHERE FLOORS REQUIRE LEVELING, PROVIDE MINIMUM 2,500 PSI AT 28 DAYS PORTLAND CEMENT. COAT CONCRETE JOINED WITH NEW CONCRETE WITH CONCRETE BOND; MIX AND APPLY IN STRICT ACCORDANCE WITH MANUFACTURER’S RECOMMENDATIONS FOR THE CONDITIONS OF THE APPLICATION.
          3. CONCRETE CONSTRUCTION: SAW-CUT WITH DIAMOND SAW; JACKHAMMER WILL NOT BE PERMITTED, EXCEPT WITH THE EXPRESSED PERMISSION OF THE LANDLORD. CUT IN ACCURATELY LOCATED, STRAIGHT LINES, AND BREAK OUT SECTIONS. FLOORS MAY BE CORE DRILLED WHERE APPROPRIATE FOR INSTALLATION OF PIPES AND SIMILAR ITEMS. WHERE EXISTING PIPING AND OTHER SIMILAR ITEMS ARE UNDER EXISTING SLABS, EXERCISE CARE TO PROTECT FROM DAMAGE. EXERCISE CARE WHEN CUTTING ADJACENT TO EXISTING WALLS TO AVOID DAMAGE TO WALLS; IF DAMAGED, REPAIR AS REQUIRED. WHERE NEW CONCRETE SLABS ARE TO BE INSTALLED, VERIFY COMPACTION UNDER NEW CONSTRUCTION IS NINETY-FIVE PERCENT (95%) OF OPTIMUM DENSITY.
          4. DOORS AND FRAMES: IF DOORS AND FRAMES ARE TO BE REUSED FOR THIS WORK, CAREFULLY REMOVE DOORS FROM FRAMES AND REMOVE FRAMES FROM OPENING, TAKING CARE TO AVOID DAMAGE. REMOVE HARDWARE, CLEAN REFURBISH, AND STORE FOR REINSTALLATION REPAIR AND REWORK FRAMES AND DOORS AS REQUIRED FOR REINSTALLATION WHERE INDICATED. FOR DOORS AND FRAMES TO BE SALVAGED, CAREFULLY REMOVE FROM OPENING AND DELIVER FOR STORAGE WHERE DIRECTED.

CONSTRUCTION NOTES
1. VERIFY ALL DIMENSIONS IN HELD PRIOR TO CONSTRUCTION.
2. “ALIGN” SHALL MEAN TO ACCURATELY LOCATE FINISH FACES IN THE SAME PLANE.
3. “SIMILAR” MEANS COMPARABLE CHARACTERISTICS FOR THE CONDITION NOTED. VERIFY DIMENSIONS AND ORIENTATION ON PLANS AND ELEVATIONS.
4. EXTINGUISHERS SHALL BE PROVIDED IN ACCORDANCE WITH FIRE DEPARTMENT REQUIREMENTS. SEE “F.E.C.” ON PLANS. FIRE EXTINGUISHERS SHALL BE ENCLOSED IN SEMI-RECESSED CABINET. OPENING HARDWARE SHALL BE 48” MAX. ABOVE FINISHED FLOOR.
5. CAULK SOUND WALLS AT FLOOR FOR ACOUSTICAL SEPARATION.
6. FINISH SHEETROCK COMPLETELY TO FLOOR TO INSURE A SOLID WALL BASE INSTALLATION.
7. INSTALL WATER RESISTANT GYPSUM-BOARD IN AREAS EXPOSED TO MOISTURE.
8. CENTER WALLS ON WINDOW MULLIONS WHERE SHOWN ON PLAN. SEE DETAIL:                     .
9. ADJUST PARTITION THICKNESS AND CAVITY FOR INTERNAL INCLUSIONS, SUCH AS PLUMBING AND FOR CORRECT INSTALLATION OF FIXTURES, PANELS, BOXES, ETC.
10. CONTRACTOR SHALL COORDINATE AND PROVIDE BLOCKING IN PARTITIONS FOR ALL MILLWORK AND WALL ATTACHED ITEMS AS REQUIRED.
11. ROOMS #100 & 104 SHALL BE ONE-HOUR, FIRE-RATED CONSTRUCTION. VERIFY EXISTING CONSTRUCTION AND MODIFY AS REQUIRED TO MEET BUILDING CODE REQUIREMENTS.
12. PROVIDE HOT AND COLD WATER LINES AND DRAIN LINE FOR NEW SINK AND FAUCET IN ROOM #118, 123 & 127. SEE PLUMBING FIXTURE AND APPLIANCE SCHEDULE SHEET                      FOR FIXTURE TYPES.
13. PROVIDE HOT AND COLD WATER AND DRAIN LINE FOR NEW SHOWER IN ROOM #130.
14.                      CUT FOR WATER AND SEWER LINES AT ROOM #118, 123, 127 & 130. SEE DETAIL                     .
15. PLUMBING WORK SHALL BE DESIGNED AND BUILT IN ACCORDANCE WITH APPLICABLE CODES AND STANDARDS, AND SHALL COMPLY WITH UNIFORM PLUMBING CODE REQUIREMENTS. CONTRACTOR IS RESPONSIBLE FOR OBTAINING SEPARATE PERMIT.
16. PROVIDE SUBMITTALS FOR APPLIANCES AND EQUIPMENT FOR APPROVAL BY AAi PRIOR TO ORDER PLACEMENT OR INSTALLATION.
17. ALL GLAZING SHALL MEET THE REQUIREMENT OF CBC CHAPTER 24. PROVIDE TEMPERED GLASS WHERE REQUIRED.
18. PRIOR TO APPLICATION OF PAINT, ALL SURFACES SHALL BE PROPERLY PREPARED, TAPED AND FURNISHED TO MATCH EXISTING.
19. VERIFY EXISTING CONDITIONS FOR NEW EXTERIOR DOOR LOCATED AT ROOMS #105 & 124. AN ACCESSIBLE EXIT IS REQUIRED. MODIFY EXISTING LANDSCAPING AND IRRIGATION SYSTEM, AND PROVIDE A NEW SIDEWALK WITH RAMP/RAILING/ETC. SEE DETAIL.
20. THE GENERAL CONTRACTOR SHALL FIELD-VERIFY EXISTING ROOF INSULATION, AND PROVIDE AN ALLOWANCE TO REPLACE MISSING OR DEFICIENT UNITS AS REQUIRED BY THE BUILDING DEPARTMENT.
21. PROVIDE COMPRESSED AIR DROPS IN ROOMS #118, 122, 123, & 124. COMPRESSOR EQUIPMENT IS TENANT PROVIDED.
22. REMOVE EXISTING VENT AND INSTALL NEW ROLL-UP DOOR IN ROOM #125. REMOVE EXISTING FURRING AND INSTALL NEW ROLL-UP DOOR IN ROOM #124.
23. PROVIDE POSITIVE PRESSURE FROM ROOM #118 TO CORRIDOR #104.
24. PROVIDE POSITIVE PRESSURE FROM ROOM #120 TO CORRIDOR #104.
25. PROVIDE NEW 52 GALLON ELECTRIC HOT WATER HEATER.
26. PROVIDE STAINLESS STEEL BENCH ACROSS ROOM #118.
27. PROVIDE DISHWASHER IN ROOM #118.

CEILING NOTES
1. TYPICAL CEILING HEIGHT SHALL MATCH EXISTING ABOVE UNFINISHED FLOOR U.O.N.
2. ALL LIGHT FIXTURES AND HVAC SHALL BE LOCATED ON CEILING GRID U.O.N. ALL RECESSED DOWNLIGHTS/WALLWASHERS SHALL BE LOCATED IN THE CENTER OF EACH ONE, U.O.N.
3. NOTIFY AAi OF ANY CONFLICTS WITH THE SUSPENDED CEILING GRID SYSTEM, HVAC, OR SPRINKLER FIXTURES PRIOR TO INSTALLATION. ALL FIXTURE RELOCATION IS SUBJECT TO AAi APPROVAL.
4. PROVIDE EMERGENCY LIGHTING AND ILLUMINATED EXIT LIGHT FIXTURES AS REQUIRED BY THE BUILDING DEPARTMENT AND PER CBC SECTION 1003.2.8 & 1003.2.9.
5. ALL CEILING FIXTURES AND WIRING FOR LIGHT FIXTURES, EXIT SIGNS, OR OTHER ELECTRICAL DEVICES SHALL BE U.L. APPROVED, THERMALLY PROTECTED, AND SHALL BE INSTALLED IN CONDUIT OR OTHER WIRING METHOD APPROVED BY THE BUILDING DEPARTMENT.
6. LIGHT FIXTURE SWITCHING SHALL CONFORM TO TITLE 24 REQUIREMENTS. DOUBLE SWITCH EACH FIXTURE SEPARATELY. EACH SWITCH SHALL CONTROL 33-67% OF LAMPS PER FIXTURE. ADDITIONALLY, LIGHT FIXTURES IN AREA OF WORK WITHIN 15’–0” OF EXTERIOR GLASS SHALL BE DOUBLE SWITCHED SEPARATELY PER CODE REQUIREMENTS.
7. ALL SWITCHES, RHEOSTATS, AND OTHER WALL MOUNTED CONTROL DEVICES SHALL BE MOUNTED AT 48” ABOVE UNFINISHED FLOOR, U.O.N.
8. WHERE SWITCHES ARE SHOWN ADJACENT TO EACH OTHER, THEY SHALL BE GANGED AND COVERED BY A SINGLE PLATE. COLOR OF COVER PLATES. RECEPTACLES AND SWITCHES SHALL MATCH EXISTING.
9. ALL NEW AND EXISTING CEILING SYSTEM IN AREAS OF WORK SHALL HAVE SEISMIC BRACING AS REQUIRED BY APPLICABLE CODES. SEE DETAIL:                     .
10. PROVIDE FIRE DAMPERS AT ALL PENETRATIONS ABOVE SUSPENDED CEILING AS REQUIRED. DAMPERS FOR PENETRATIONS THROUGH FIRE-RATED CONSTRUCTION SHALL BE FIRE/SMOKE WITH SMOKE ACTIVATION AS REQUIRED BY CBC SECTION 713.10 AND 713.11.
11. PROVIDE DRAFT STOPS IN COMPLIANCE WITH 1997 CBC, SECTION 708.3. MAXIMUM AREA BETWEEN DRAFT STOPS SHALL BE 9,000 SQ. FEET FOR ATTIC SPACES AND 3,000 SQ. FEET FOR FLOOR/CEILING ASSEMBLIES. THE GREATEST HORIZONTAL DIMENSION BETWEEN DRAFT STOPS SHALL NOT EXCEED 100 FEET.
12. SUBMITTALS FOR ALL LIGHT FIXTURES AND SHOP DRAWINGS FOR ALL LIGHT FIXTURES ARE REQUIRED FOR APPROVAL BY AAi PRIOR TO PURCHASE OF MATERIALS/FIXTURES.
13. REPLACE ALL DAMAGED CEILING TILES AND GRID MEMBERS THROUGHOUT AREA OF WORK.
14. ALL LIGHT FIXTURES SHALL BE FULLY OPERATIONAL. REPLACE LAMPS, REPAIR BALLASTS, AND CLEAN OR REPLACE LENSES AS REQUIRED THROUGHOUT AREA OF WORK.
15. THIS DRAWING IS FOR LAYOUT PURPOSES ONLY. ENGINEERING OF SWITCHING AND CIRCUITRY SHALL BE PROVIDED BY THE ELECTRICAL CONTRACTOR IN ACCORDANCE WITH APPLICABLE BUILDING CODES AND REGULATIONS FOR BUILDING LIFE SAFETY, EMERGENCY, EGRESS AND NIGHT LIGHTS. SEE ELECTRICAL NOTES.
16. SEE MECHANICAL DRAWINGS FOR HVAC DUCTING.

HVAC NOTES
1. DESIGN-BUILD MECHANICAL WORK SHALL BE DESIGNED AND BUILT IN ACCORDANCE WITH APPLICABLE CODES AND STANDARDS AND SHALL COMPLY WITH THE REQUIREMENTS OF CALIFORNIA ADMINISTRATIVE CODE, TITLE 24. CONTRACTOR SHALL BE RESPONSIBLE FOR OBTAINING SEPARATE PERMIT.
2. PROVIDE STANDARD HEATING AND AIR CONDITIONING THROUGHOUT THE AREA OF WORK. MODIFY THE EXISTING HVAC SYSTEM FOR NEW CONSTRUCTION. ADJUST THERMOSTATS, PROVIDE SUPPLIES AND RETURNS, AND BALANCE THE SYSTEM AS REQUIRED. PROVIDE CONDENSATE RETURN AS REQUIRED BY CODE.
3. PROVIDE FIRE DAMPERS AT ALL PENETRATIONS ABOVE SUSPENDED CEILING AS REQUIRED. DAMPERS FOR PENETRATIONS THROUGH FIRE RATED CONSTRUCTION SHALL BE FIRE/SMOKE WITH SMOKE ACTIVATION AS REQUIRED BY CBC SECTION 713.10 AND 713.11.
4. THERMOSTATS SHALL BE LOCATED AT 48” ABOVE UNFINISHED FLOOR NEXT TO SWITCHES UNLESS OTHERWISE NOTED.
5. SUBMITTALS FOR THERMOSTATS, INCLUDING SPECIFICATIONS AND LOCATIONS ARE REQUIRED FOR APPROVAL BY AAi PRIOR TO PURCHASE OF MATERIALS.
6. PROVIDE EXHAUST VENT IN ROOM #122 TO BE CONNECTED TO TENANT’S EQUIPMENT. PROVIDE ROOF PATCHING/REPAIR, WHERE REQUIRED.
7. PROVIDE A SEPARATE ZONE WITH A SEPARATE THERMOSTAT CONTROL FOR ROOM #121.
8. PROVIDE HEPPA FILTERS AT ROOMS #118 & 120. PROVIDE CEILING BRACING AND SUPPORT AS REQUIRED BY CODE.
9. CLEAN ROOM #122: PROVIDE DESIGN FOR CLASS 100,000 CLEAN ROOM, 14 OCCUPANTS, 24/7 OPERATION. POSITIVE PRESSURE TO ALL ADJOINING ROOMS HAVING ENTRY TO CLEAN ROOM. PROVIDE PRESSURE DIFFERENTIAL GAUGES, WITH DELAYED VISUAL & AUDIBLE ALARMS BETWEEN CLEAN ROOM #122 & GOWNING #118 AND BETWEEN CLEAN ROOM #122 AND VESTIBULE #120 & #122 TO 121, BETWEEN #118 & 104 AND BETWEEN #120 & 104. PROVIDE (2) DOUBLE WALL VENTS, ATTACH TO EXISTING BLOWERS MOUNTED TO OVENS. TERMINATE THROUGH ROOF WITH APPROVED VENT CAPS.
10. ENGINEERING LAB #123: PROVIDE COOLING AND ALL PRIMARY DUCTWORK FOR FUTURE CLASS 100,000 CLEAN ROOM. INSTALL PERFORATED T-BAR DIFFUSERS, SIZED AND SUITABLE TO BE REPLACED WITH HEPPA FILTERS. 11 OCCUPANTS.
11. PROVIDE THERMOSTATICLY CONTROLLED EXHAUST FAN AND OUTSIDE MAKE-UP AIR DESIGNED FOR 10 CHANGES PER/HR. AT ROOM #124A.
12. INSTALL EXHAUST FAN IN NEW SHOWER RM. #130.
13. PROVIDE VAV BOX & THERMOSTAT AT EQUIPMENT LAB #124.
14. RELOCATE (2) EXISTING WALL HVAC UNITS & WATER LINE FROM #125C TO 101A.

FIRE SPRINKLER NOTES
1. EXISTING FIRE SPRINKLER SYSTEM SHALL BE MODIFIED AS REQUIRED FOR NEW CONSTRUCTION. DESIGN/BUILD FIRE PROTECTION SHALL BE DESIGNED AND BUILT IN ACCORDANCE WITH APPLICABLE CODES AND STANDARDS. AUTOMATIC FIRE SPRINKLER SYSTEM PLANS SHALL BE REVIEWED AND APPROVED BY THE FIRE DEPARTMENT. CONTRACTOR SHALL BE RESPONSIBLE FOR OBTAINING SEPARATE PERMIT.
2. SPRINKLER HEADS SHALL BE INSTALLED IN STRAIGHT, SYMMETRICAL LINES, AND CENTERED IN CEILING TILES.
3. NEW SPRINKLER HEADS SHALL MATCH EXISTING.
4. SUBMIT SPRINKLER PLANS TO AAi FOR APPROVAL PRIOR TO PURCHASE AND FABRICATION OF MATERIALS.
FINISH NOTES
1. INSURE SURFACES TO RECEIVE FINISHES ARE CLEAN, TRUE, AND FREE OF IRREGULARITIES. DO NOT PROCEED WITH WORK UNTIL UNSATISFACTORY CONDITIONS HAVE BEEN CORRECTED. COMMENCEMENT OF WORK SHALL INDICATE APPLICATOR’S ACCEPTANCE OF SUBSTRATE.
2. REPAIR AND PREPARE EXISTING SURFACES SHOWN TO REMAIN AS REQUIRED FOR APPLICATION OF NEW FINISHES.
3. REMOVE EXISTING FLOOR FINISHES AND PREPARE SUBFLOOR AS REQUIRED FOR NEW FLOOR FINISHES.
4. CARPET SHALL BE DIRECT GLUE-DOWN INSTALLATION IN ACCORDANCE WITH THE MANUFACTURER’S RECOMMENDATIONS FOR ADHESIVE AND DIRECT GLUE TECHNIQUES.
5. ALL PARTITIONS, COLUMNS, AND EXTERIOR WALLS SHALL RECEIVE RESILIENT BASE UNLESS OTHERWISE NOTED. INSTALL COVED TOP SET BASE AT ROOMS WITH RESILIENT FLOOR COVERING AND STRAIGHT, CARPET SET BASE AT CARPETED AREAS, U.O.N. PATCH AND REPAIR EXISTING BASE TO REMAIN AS REQUIRED.
6. INSTALL RESILIENT “DOME” TYPE FLOOR FINISH TRANSITION STRIP WHERE TRANSITIONS OCCUR BETWEEN TWO DIFFERENT FLOOR FINISHES.
7. ALL ACCESS PLATES, PANEL BOXES, ETC. SHALL BE PAINTED TO MATCH ADJACENT WALL. IF ADJACENT WALL IS FINISHED WITH WALL COVERING, PAINT SHALL BE SPECIFIED BY AAi.
8. CONTRACTOR SHALL PROVIDE (3) 8-1/2” X 11” SAMPLE BRUSH-OUTS OF EACH PAINT COLOR TO AAi FOR APPROVAL 2 WEEKS PRIOR TO COMMENCEMENT OF WORK. APPROVAL IS REQUIRED, PRIOR TO PURCHASE OF PAINT.
9. REFER TO SPECIFICATION SHEET FOR PAINT FINISH SPECIFICATIONS.
10. ALL TRANSITIONS BETWEEN MATERIALS SHALL BE SMOOTH.
11. MAXIMUM VERTICAL CHANGE IN FINISH FLOOR LEVEL SHALL BE 1/4”.
12. ALL FINISH MATERIALS SHALL BE SUBMITTED TO AAi FOR APPROVAL PRIOR TO PURCHASE OF MATERIALS.
13. ALL EXTERIOR WINDOWS SHALL RECEIVE BUILDING STANDARD BLINDS. PROVIDE NEW IF REQUIRED DUE TO NEW CONSTRUCTION, AND WHERE DAMAGED OR MISSING. ADJUST BLIND WAND CONTROLS AS NECESSARY.

MILLWORK NOTES
1.      ALL WORK, MATERIALS, ETC., SHALL CONFORM TO W.I.C. STANDARDS FOR CUSTOM GRADE.
2.      CABINETS SHALL BE FLUSH OVERLAY CONSTRUCTION.
3.      ALL CONCEALED SURFACES SHALL BE MELAMINE, DECOLAM OR APPROVED EQUAL LOW-PRESSURE LAMINATE. COLOR: WHITE.
4.      ALL EXPOSED AND SEMI-EXPOSED SURFACES SHALL BE PLASTIC LAMINATE.
5.      HINGES SHALL BE EUROPEAN STYLE, OPEN TO 120 DEGREES.
6.      DRAWER SLIDES SHALL BE GROSS, BLUM, OR EQUAL AND MUST BE RATED FOR 75 LB. LOAD & 7/8 EXTENSION.
7.      INTERIOR SHELVES SHALL BE PEGGED, ADJUSTABLE.
8.      INSTALL THE FOLLOWING PULLS ON ALL DRAWERS AND DOORS:

PULLS: FINISH:
9.      PROVIDE RECESSED LIGHTING UNDER CABINET AS SHOWN ON PLAN AND ELEVATIONS. LIGHT FIXTURE SHALL BE CONTINUOUS AND SHALL EXTEND ACROSS THE FULL LENGTH OF THE UPPER CABINETS, U.O.N. ON ELEVATIONS. LIGHT FIXTURES SHALL BE FULLY CONCEALED. SEE REFLECTED CEILING PLAN FOR FIXTURE SPECIFICATION.
10.      CABINETS AND COUNTER TOPS SHALL BE ANCHORED AND SCRIBED TO ADJACENT SURFACES.
11.      ON-SITE MEASUREMENTS ARE THE RESPONSIBILITY OF THE SUBCONTRACTOR.
12.      SUBCONTRACTOR SHALL VERIFY ALL APPLIANCE AND PLUMBING FIXTURE DIMENSIONS. SEE SPECIFICATIONS:                     .
13.      DRAWINGS ARE FOR DESIGN PURPOSES ONLY. SHOP DRAWINGS SHALL BE SUBMITTED TO AAi FOR APPROVAL PRIOR TO CONSTRUCTION.
14.      BY APPROVING AND SUBMITTING SHOP DRAWINGS AND SAMPLES, CONTRACTOR REPRESENTS THAT HE HAS DETERMINED AND VERIFIED FIELD MEASUREMENTS, FIELD CONSTRUCTION CRITERIA, MATERIALS, CATALOG NUMBERS, AND SIMILAR DATA AND THAT EACH SUBMITTAL HAS BEEN CHECKED AND COORDINATED WITH CONTRACT REQUIREMENTS. REVIEW OF SHOP DRAWINGS BY AAi SHALL BE FOR DESIGN CONCEPT ONLY. CONTRACTOR IS RESPONSIBLE FOR ACCURACY OF SHOP DRAWINGS, PROPER FITTINGS, COORDINATION OF WORK, CONSTRUCTION TECHNIQUES, MATERIALS, AND WORK REQUIRED BY CONTRACT DOCUMENTS.

DOOR AND HARDWARE NOTES
1. ALL DOORS, FRAMES AND HARDWARE SHALL BE FIRE-RATED ASSEMBLIES WITH APPROVED LABELS WHERE SPECIFIED ON PLANS AND/OR DOOR SCHEDULE. ALL 20-MINUTE FIRE-RATED ASSEMBLIES SHALL HAVE AN “S” LABEL PER UBC 1004.3.4.3.2.1.
2. EXIT DOORS SHALL BE OPERABLE FOR EGRESS WITHOUT ANY SPECIAL EFFORT, KNOWLEDGE, OR KEY PER UBC 1003.3.1.8.
3. ALL HAND ACTIVATED DOOR OPENING HARDWARE SHALL BE CENTERED BETWEEN 30 INCHES AND 44 INCHES ABOVE THE FLOOR. LATCHING AND LOCKING DOORS THAT ARE HAND ACTIVATED AND WHICH ARE IN A PATH OF TRAVEL, SHALL BE OPERABLE WITH A SINGLE EFFORT BY LEVER TYPE HARDWARE, BY PANIC BARS, BY PUSH-PULL ACTIVATING BARS, OR BY OTHER HARDWARE DESIGNED TO PROVIDE PASSAGE WITHOUT REQUIRING THE ABILITY TO GRASP THE OPENING HARDWARE.
4. MAXIMUM EFFORT TO OPERATE DOORS SHALL NOT EXCEED 8-1/2 LBS. FOR EXTERIOR DOORS AND 5 LBS. FOR INTERIOR DOORS. SUCH PULL OR PUSH EFFORT BEING APPLIED AT RIGHT ANGLES TO HINGED DOORS AND AT THE CENTER PLAN OF SLIDING OR FOLDING DOORS.
5. NEW AND EXISTING DOOR CLOSERS MUST BE ADJUSTED SO THAT FROM AN OPEN POSITION OF 70 DEGREES, THE DOOR WILL TAKE AT LEAST 3 SECONDS TO MOVE TO A POINT 3” FROM THE LATCH, MEASURED TO THE LEADING EDGE OF THE DOOR.
6. THRESHOLDS AT DOORWAYS SHALL NOT EXCEED 1/2” IN HEIGHT. RAISED THRESHOLDS AND FLOOR LEVEL CHANGES AT ACCESSIBLE DOORWAYS SHALL BE BEVELED WITH A SLOPE NO GREATER THAN 1:2 IF MORE THAN 1/4” PER CBC 1003.3.1.6.
7. ALL REQUIRED EXIT DOORS SHALL HAVE A MINIMUM 32” CLEAR OPENING AT 90 DEGREES.
8. FOR ALL REQUIRED EXIT DOORS, WIDTH AND CLEAR AREA ON THE SWING SIDE OF THE DOOR SHALL EXTEND 24” PAST STRIKE EDGE FOR EXTERIOR DOORS, AND 18” PAST STRIKE EDGE FOR INTERIOR DOORS.
9. CONTRACTOR SHALL COORDINATE THE FITTING OF ALL DOORS PER THE SPECIFICATIONS ONCE THE FINISH FLOORING HAS BEEN INSTALLED.
10. UNDERCUT DOORS SO THAT THE BOTTOM OF THE DOOR IS 1/8” MINIMUM AND 1/4” MAXIMUM ABOVE FINISHED FLOOR MATERIAL
11. FIELD MEASURE OPENINGS TO ASSURE PROPER FIT.
12. COORDINATE DOOR FRAME JAMB THROAT DIMENSION WITH PARTITION WIDTH, INCLUDING THE DEPTH OF ANY APPLIED FINISHES AND EXTRA LAYERS OF GYP. BOARD.
13. AT THE HINGE SIDE, LOCATE THE FACE OF THE DOOR JAMB SO THAT THE FACE OF THE DOOR IN THE OPEN POSITION IS 4” FROM THE NEAREST RETURNING PARTITION AND ALLOW FOR A 90 DEGREE SWING. SEE DETAIL:
14. INSTALL DOORS COMPLETE WITH HARDWARE FITTINGS AND ACCESSORIES. WHETHER SPECIFIED OR NOT, REQUIRED FOR THE PROPER OPERATION OF THE SPECIFIC OPENINGS, TO MAINTAIN THE SPECIFIED FIRE RATED ASSEMBLY AND TO MEET CURRENT ACCESSIBILITY REQUIREMENTS.
15. NEOPRENE SOUND-STRIP ALL DOORS AT HEAD AND JAMB.
16. COORDINATE ALL LOCKING, LATCHING AND KEYING REQUIREMENTS FOR THE BUILDING USE AND SECURITY WITH THE TENANT REPRESENTATIVE PRIOR TO ORDERING AND INSTALLING HARDWARE.
17. INSTALL HARDWARE ACCORDING TO THE STANDARDS AND REQUIREMENTS OF THE MANUFACTURER.
18. TEST AND ADJUST DOORS FOR SMOOTH, QUIET OPERATION.
19. TOUCH-UP AND REPAIR ALL IMPERFECTIONS IN METAL FRAMES.
20. HARDWARE SUBMITTALS ARE REQUIRED FOR APPROVAL BY AAi PRIOR TO ORDER PLACEMENT OR INSTALLATION.
21. BUILDING STANDARD DOORS SHALL MATCH EXISTING. BUILDING STANDARD FRAMES SHALL MATCH EXISTING. BUILDING STANDARD HARDWARE FINISH SHALL MATCH EXISTING.

POWER AND SIGNAL NOTES
1. DESIGN BUILD ELECTRICAL WORK SHALL BE DESIGNED AND BUILT IN ACCORDANCE WITH NATIONAL ELECTRICAL CODE AND APPLICABLE CODES AND STANDARDS. ELECTRICAL DEVICES AND ALL WIRING FOR ELECTRICAL OUTLETS, CONTROL DEVICES, OR OTHER ELECTRICAL DEVICES SHALL BEAR APPROVAL OF UNDERWRITER’S LABORATORIES AND SHALL BE INSTALLED IN CONDUIT OR OTHER WIRING METHOD APPROVED BY THE BUILDING DEPARTMENT. CONTRACTOR SHALL BE RESPONSIBLE FOR OBTAINING SEPARATE PERMIT.
2. ELECTRICAL CONTRACTOR SHALL PROVIDE ALL NECESSARY ENGINEERING AND DOCUMENTATION FOR COMPLIANCE WITH TITLE 24.
3. PENETRATIONS OF FIRE WALLS BY APPROVED CABLES SHALL BE THROUGH CONDUIT SLEEVES EXTENDING A MINIMUM OF 12” EACH SIDE OF WALL.
4. ELECTRICAL ITEMS ARE SHOWN ON PLAN FOR LOCATION ONLY. SEE ELECTRICAL SUBCONTRACTOR SHEETS FOR CIRCUITING.
5. INDICATED DIMENSIONS ARE TO THE CENTERLINE OF THE OUTLET OR CLUSTER OF OUTLETS, UNLESS OTHERWISE NOTED. WHERE ELECTRICAL OUTLETS, TELEPHONE/DATA OUTLETS, ETC. ARE SHOWN ADJACENT, OR GROUP TOGETHER AS CLOSELY AS POSSIBLE AS SHOWN ON PLAN, IF NOT DIMENSIONED.
6. STANDARD ELECTRICAL WALL OUTLETS SHALL BE MOUNTED VERTICALLY, AT 18” ABOVE UNFINISHED FLOOR TO CENTER OF BOX, U.O.N.
7. FOR OUTLETS INDICATED AT SPECIAL MOUNTING HEIGHTS, MOUNTING HEIGHT SHALL BE MEASURED FROM UNFINISHED FLOOR TO CENTER OF BOX.
8. WHERE OUTLETS OCCUR ABOVE COUNTERTOP, INSTALL 1” ABOVE COUNTER TOP OR                      SPLASH MEASURED FROM BOTTOM EDGE OF OUTLET FACEPLATE TO TOP OF CABINETRY, UNLESS OTHERWISE NOTED.
9. ELECTRICAL CONTRACTOR SHALL VERIFY EXACT MOUNTING HEIGHT OF CABINET FIXTURES WITH CABINET MAKER.
10. WHERE OUTLETS ARE SHOWN BACK TO BACK, INSTALL ON OPPOSITE SIDES OF STUD AND INSULATE BETWEEN.
11. TENANT SHALL PROVIDE TELEPHONE AND DATA CABLING . ALL NEW AND EXISTING TELEPHONE AND DATA OUTLETS SHALL HAVE PULL STRINGS. VERIFY WITH TENANT THE RE-USE OF EXISTING CABLING PRIOR TO REMOVAL.
12. ALL ELECTRICAL DEVICES (SWITCHES, OUTLETS, ETC.) SHALL BE THE SAME COLOR AS THE COVER PLATE UNLESS OTHERWISE NOTED. COLOR SHALL MATCH EXISTING.
13. ALL EXISTING TELEPHONE AND ELECTRICAL OUTLETS SHALL REMAIN UNLESS AFFECTED BY NEW CONSTRUCTION.
14. ALL ABANDONED ELECTRICAL CIRCUITS SHALL BE TAKEN BACK TO THE APPROPRIATE SUBPANEL. PULL ALL ABANDONED WIRES FROM CONDUIT.
15. PROVIDE COVER PLATES FOR ALL NEW AND EXISTING OUTLETS.
16. ELECTRICAL CONTRACTOR SHALL VERIFY THAT ADEQUATE ELECTRICAL POWER IS AVAILABLE TO THE SPACE AND SHALL PROVIDE ELECTRICAL POWER AS INDICATED ON                     .
17. UPON COMPLETION OF WORK, LABEL ELECTRICAL PANELS TO REFLECT AS-BUILT CONDITIONS.
18. PROVIDE (4) AUTO-ACTIVATED HAND DRYERS IN RM. #118.

SPECIFIC COST-OUT NOTES
1. PROVIDE THE FOLLOWING NEW CABINETRY:
RM. #118: NEW LOWER CABINET W/ COUNTER TOP AND 4” H. BACKSPLASH SHALL RECEIVE (1) ADJUSTABLE SHELF WITH HINGED DOORS AND DRAWERS ABOVE. RM. #123: NEW LOWER CABINET W/ COUNTER TOP AND 4” H. BACKSPLASH SHALL RECEIVE (1) ADJUSTABLE SHELF WITH HINGED DOORS AND DRAWERS ABOVE. RM. #115 & 127: NEW LOWER CABINET W/ COUNTER TOP AND 4” H. BACKSPLASH SHALL RECEIVE (1) ADJUSTABLE SHELF WITH HINGED DOORS AND DRAWERS ABOVE. NEW UPPER CABINETS SHALL RECEIVE (2) ADJUSTABLE SHELVES WITH HINGED DOORS AND RECESSED UNDER CABINET LIGHTING FOR THE FULL LENGTH OF CABINETS. SEE “CABINET NOTES”. RELOCATE (E) DISHWASHER FROM #127A TO NEW CABINETS IN #127.
2. PROVIDE (9) (CEILING/FLOOR/WALL) MOUNTED JUNCTION BOXES WITH (4) DEDICATED CIRCUITS IN ROOM #105/106 FOR N.I.C. ELECTRIFIED FURNITURE PANEL SYSTEM PROVIDED BY TENANT. TENANT SHALL PROVIDE HARDWIRE CONNECTION TO BUILDING POWER.
3. ALL EXISTING CEILINGS AND LIGHT FIXTURES SHALL REMAIN THROUGHOUT UNLESS OTHERWISE NOTED. ADJUST CEILING GRID, LIGHT FIXTURES AND SWITCHES AS REQUIRED FOR NEW CONSTRUCTION. PROVIDE AN ALLOWANCE FOR NEW BUILDING STANDARD LIGHT FIXTURES IF REQUIRED DUE TO NEW LAYOUT. REPLACE DAMAGED CEILING TILES OR GRID MEMBERS. ALL LIGHT FIXTURES SHALL BE FULLY OPERATIONAL.
4. PAINT ALL NEW CONSTRUCTION AND TOUCH UP EXISTING AS REQUIRED. WALL TEXTURE AND PAINT FINISH SHALL MATCH EXISTING.
5. PATCH CARPET AND WALL BASE IN ROOMS #101 TO MATCH EXISTING AS REQUIRED.
6. PROVIDE NEW HOT & COLD WATER, DRAIN LINE AND STAINLESS STEEL/SINK WITH GOOSENECK FAUCET IN ROOMS #118, 127 & (2) IN 123.
7. PROVIDE JANITORIAL FLOOR SINK IN ROOM #119. PROVIDE FREESTANDING DEEP BOWL HANDWASH SINK IN ROOM #118.
8. PROVIDE NEW FIBERGLASS SHOWER IN ROOM #130 W/ ACCESSORIES.
9. ADD SUSPENDED CEILING TO MATCH EXISTING IN WAREHOUSE #125. UTILIZE EXISTING 2’ X 4’ PARABOLIC LIGHT FIXTURES.
10. PROVIDE NEW 2’ X 4’ FLUORESCENT LIGHT FIXTURES WITH PRISMATIC LENSES IN RMS. #118, 122, 123 & 124.
11. PROVIDE NEW SUSPENDED CEILING SYSTEM, 1 1/2” GRID GASKETED & VINYL COVERED CEILING TILE IN RMS. #118, 122, 123 & 124 TO MEET CLASS 100,000 CLEAN ROOM REQUIREMENTS.
12. RELOCATE EXISTING INDIRECT LIGHTING WHERE NEW OFFICES ARE BEING CONSTRUCTED. RE-USE EXISTING PARABOLIC FIXTURES IN WAREHOUSE #125, MAIL/COPY #115, LAB #125B & VESTIBULE #120.
13. PROVIDE 5’ WIDE WALL CABINET IN RM. #118 TO 6’–0” HIGH, 12” X 12” CUBBIES, 30 CUBBIES TOTAL. FINISH TO BE WHITE MELAMINE.
14. RMS. #118, 122, 123 & 124 SHALL BE PAINTED WITH EGGSHELL LATEX PAINT.